                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                               TRAMMELL CROW COMPANY
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             TRAMMELL CROW COMPANY
                          2001 ROSS AVENUE, SUITE 3400
                              DALLAS, TEXAS 75201

                                                                  April 27, 2001

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Trammell Crow Company to be held on May 25, 2001, at 11:00 a.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a Form of Proxy for use in voting at the meeting and an Annual Report for Trammell Crow Company.

    At the Annual Meeting, you will be asked (i) to elect three directors of the Company; (ii) to approve an amendment to the Company's Employee Stock Purchase Plan that (a) increases by 1,000,000 the number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan and (b) institutes a six month holding period during which Common Stock purchased pursuant to the Employee Stock Purchase Plan may not be disposed of in any manner, including by means of assignment or hypothecation; (iii) to ratify the selection of Ernst & Young LLP as the independent accountants for the Company for the fiscal year ending December 31, 2001; and (iv) to act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

    We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy or grant your proxy by telephone, as described on the enclosed Proxy, as promptly as possible. It is important that your shares be represented at the meeting.

                                          Very truly yours,

                                          /s/ Robert E. Sulentic

                                          Robert E. Sulentic
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed Proxy or to grant your proxy by telephone, as described on the enclosed Proxy, as promptly as possible. Returning your Proxy or granting your proxy by telephone will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the Proxy or has granted his or her proxy by telephone.

                             TRAMMELL CROW COMPANY
                          2001 ROSS AVENUE, SUITE 3400
                              DALLAS, TEXAS 75201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 25, 2001

                            ------------------------

    PLEASE TAKE NOTICE THAT the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Trammell Crow Company, a Delaware corporation (the "Company"), will be held on May 25, 2001, at 11:00 a.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201, to consider and vote on the following matters:

    (1) Election of three directors of the Company to serve until the Annual Meeting of the Company's stockholders in 2004 and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office;

    (2) Approval of an amendment to the Company's Employee Stock Purchase Plan that (a) increases by 1,000,000 the number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan and (b) institutes a six month holding period during which Common Stock purchased pursuant to the Employee Stock Purchase Plan may not be disposed of in any manner, including by means of assignment or hypothecation;

    (3) Ratification of the selection of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2001; and

    (4) Such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

    The close of business on April 10, 2001 (the "Record Date"), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company's offices at the address on this notice, and also at the Annual Meeting.

    Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy or grant your proxy by telephone, as described on the enclosed Proxy, as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading "Solicitation and Revocability of Proxies."

                                          By Order of the Board of Directors,

                                          /s/ J. Christopher Kirk

                                          J. Christopher Kirk
                                          SECRETARY

Dallas, Texas

                             TRAMMELL CROW COMPANY
                          2001 ROSS AVENUE, SUITE 3400
                              DALLAS, TEXAS 75201
                                 (214) 863-3000

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The Board of Directors of Trammell Crow Company requests your proxy for use at the Annual Meeting of Stockholders to be held on May 25, 2001, at 11:00 a.m., local time, at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas 75201, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy or granting your proxy by telephone, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the Form of Proxy were first mailed to stockholders of the Company on or about April 27, 2001.

    This solicitation of proxies is made by the Board of Directors of the Company and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

    If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy, are represented by another Proxy or have granted your proxy by telephone. You may revoke your proxy, whether granted by telephone or by returning the enclosed Proxy, at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated Proxy to the Secretary of the Company, (b) delivering written notice of revocation of the Proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In addition, if you granted your proxy by telephone, you may revoke such grant by resubmitting your proxy by telephone at any time prior to 3:00 p.m., local time, on May 24, 2001. In the absence of any such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

                               VOTING AND QUORUM

    The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were 35,636,418 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

    Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. The chairman of the meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the Proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item.

                  PROPOSAL ONE--ELECTION OF CLASS I DIRECTORS

    The Board of Directors has designated Messrs. Robert E. Sulentic, Curtis Feeny and Rowland T. Moriarty as nominees for election as Class I directors of the Company at the Annual Meeting (each, a "Nominee"). Each of Mr. Sulentic and Mr. Moriarty currently serves as a Class I director. George L. Lippe, who currently serves as a Class I director, will not stand for re-election as a director of the Company at the Annual Meeting. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of the Company's Stockholders in 2004 and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see "Directors."

    The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company's directors will be reduced.

REQUIRED VOTE AND RECOMMENDATION

    The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of each of the Nominees.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

            PROPOSAL TWO--AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    A summary description of the Trammell Crow Company Employee Stock Purchase Plan (the "Stock Purchase Plan"), as proposed to be modified by the amendment described below, is set forth in APPENDIX A. Currently, the maximum number of shares of Common Stock that may be issued under the Stock Purchase Plan ("Plan Shares") is 1,000,000. As of March 31, 2001, 805,809 Plan Shares had been issued and 194,191 were available for future awards under the Stock Purchase Plan.

DESCRIPTION OF THE PROPOSED AMENDMENT

    The Board of Directors has determined that, in order to help the Company attract and retain the executive and key employee talent necessary for the Company's continued growth and success, the number of Plan Shares should be increased by 1,000,000, and is proposing an amendment to the Stock Purchase Plan to effect such increase. In determining the number of additional Plan Shares that should be authorized, the Board of Directors examined the potential dilutive effect of the additional Plan Shares in light of historical levels of employee participation in the Stock Purchase Plan and the Company's other compensatory stock plans. While the Board of Directors is cognizant of the potential dilutive effect of the issuance of additional shares under the Stock Purchase Plan, it also recognizes the significant motivational and performance benefits that are achieved from employee ownership of the Company's Common Stock.

    The primary purpose of the Stock Purchase Plan is to encourage employees of the Company to become and remain stockholders of the Company. This goal is fostered by the proposed amendment to the Stock Purchase Plan which institutes a six month holding period during which shares of Common Stock purchased pursuant to the Stock Purchase Plan may not be disposed of in any manner, including by means of assignment or hypothecation.

VOTE NECESSARY TO APPROVE PROPOSAL

    Approval of the proposed amendment to the Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the approval of the proposed amendment to the Stock Purchase Plan, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the amendment. Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the approval of the proposed amendment to the Stock Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE STOCK PURCHASE PLAN. BECAUSE THE PROPOSED AMENDMENT TO THE STOCK PURCHASE PLAN WILL INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED TO ALL EXECUTIVE OFFICERS OF THE COMPANY, EACH OF THE EXECUTIVE OFFICERS OF THE COMPANY HAS AN INTEREST IN, AND MAY BENEFIT FROM, THE ADOPTION OF THE PROPOSED AMENDMENT TO THE STOCK PURCHASE PLAN AS IT RELATES TO SUCH INCREASE.

              PROPOSAL THREE--SELECTION OF INDEPENDENT ACCOUNTANTS

    On March 15, 2001, the Board of Directors ratified the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent accountants for the fiscal year ending December 31, 2001. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

    If the appointment of Ernst & Young as the Company's independent accountants is not ratified at the Annual Meeting, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of Ernst & Young as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

REQUIRED VOTE AND RECOMMENDATION

    Ratification of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2001, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the ratification of Ernst & Young as the Company's independent accountants for the fiscal year ending December 31, 2001.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                   DIRECTORS

    The following tables set forth certain information regarding the Nominees and the other Directors of the Company:

                                                                                   DIRECTOR'S
                                                                                      TERM
NAME OF NOMINEE                       AGE                    TITLE                   ENDING
---------------                     --------   ----------------------------------  ----------
Robert E. Sulentic................     44      Chief Executive Officer, President     2001
                                               and Director
Curtis Feeny......................     53      Director Nominee
Rowland T. Moriarty...............     54      Director                               2001

    ROBERT E. SULENTIC has been a director of the Company since December 1997 and has served as the Company's President and Chief Executive Officer since October 2000. Mr. Sulentic served as the Company's Executive Vice President and Chief Financial Officer from September 1998 through October 2000. From
December 1997 through August 1998, Mr. Sulentic served as the Company's Executive Vice President and National Director of Development and Investment. From 1995 through July 1998, Mr. Sulentic served as President of Trammell Crow NE, Inc. From 1984 through 1994, Mr. Sulentic was employed by the Company in various other capacities.

    CURTIS FEENY has served as Managing Director of Voyager Capital, a venture capital firm, since January 2000. From 1992 until 2000, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the
$8 billion endowment of Stanford University.

    ROWLAND T. MORIARTY has been a director of the Company since December 1997. Mr. Moriarty has served as Chairman and Chief Executive Officer of Cubex Corporation, a consulting firm, since 1992. From 1981 to 1992, Mr. Moriarty served as a professor at the Harvard Business School. Mr. Moriarty is a member of the Board of Directors of Staples Inc., an office supply retailer, and Charles River Associates Incorporated, an economic research firm based in Boston, Massachusetts.

                                                                                   DIRECTOR'S
                                                                                      TERM
NAME OF DIRECTOR                      AGE                    TITLE                   ENDING
----------------                    --------   ----------------------------------  ----------
J. McDonald Williams..............     59      Chairman of the Board of Directors     2003
H. Pryor Blackwell................     40      President of the Company's             2003
                                               Development and Investment Group
                                               and Director
William F. Concannon..............     45      President of the Company's Global      2003
                                               Services Group and Director
Harlan R. Crow....................     51      Director                               2002
James R. Erwin....................     56      Director                               2002
Henry J. Faison...................     66      Executive Vice President and           2003
                                               Director
Jeffrey M. Heller.................     61      Director                               2002
George L. Lippe...................     46      Director                               2001

    J. MCDONALD WILLIAMS has been the Chairman of the Board of Directors of the Company since August 1994. Mr. Williams served as President and Chief Executive Officer of the Company from 1991 until 1994. From 1977 until 1991, Mr. Williams served as Managing Partner of the Company and from 1973 until 1977 Mr. Williams was Managing Partner, International Projects for the Company. Mr. Williams is a member of the Board of Directors of A.H. Belo Corporation. In any given year within the past five years, Mr. Williams has indirectly owned interests in hundreds of partnerships (or affiliates of partnerships) or corporations. In the past five years, Mr. Williams was an officer of the general partner in 3 and an officer in 2 partnerships or corporations, or affiliates of such partnerships or corporations, that filed for protection under federal bankruptcy laws.

    H. PRYOR BLACKWELL has been a director of the Company since October 2000 and has served as President of the Company's Development and Investment Group since February 2001. From September 1998 until February 2001, Mr. Blackwell served as the Company's Executive Vice President and Chief Operating Officer.
Mr. Blackwell served as Executive Vice President and Chief Operating Officer of the Company's Western Operations from August 1997 until August 1998 and served as President and Chief Executive Officer of TCDFW, Inc., a subsidiary of the Company, from 1993 until September 1998. Mr. Blackwell previously served on the Board of Directors of the Company from 1993 until 1997, and as a member of the Board of Directors served on the Company's Investment Committee and Audit Committee. From 1984 until 1993, Mr. Blackwell was employed by the Company in various other capacities.

    WILLIAM F. CONCANNON has been a director of the Company since 1991 and has served as President of the Company's Global Services Group since February 2001. Since June 1991, Mr. Concannon has served as President and Chief Executive Officer of Trammell Crow Corporate Services, Inc., a subsidiary of the Company. From 1986 until June 1991, Mr. Concannon was employed by the Company in various other capacities. Mr. Concannon is a member of the Board of Directors of Charles River Associates Incorporated.

    HARLAN R. CROW has been a director of the Company since 1991. Mr. Crow is the Chief Executive Officer of Trammell Crow Interests Company, d/b/a Crow Holdings, a private investment company managing investments in a variety of real estate-related and other businesses, a position he has held since 1986. In any given year within the past five years, Mr. Crow has indirectly owned interests in hundreds of partnerships (or affiliates of partnerships) or corporations. In the past five years, Mr. Crow was an officer of the general partner in 4 partnerships, and was an officer in 2 corporations, that filed for protection under federal bankruptcy laws. Pursuant to a Stockholders Agreement to which the Company is a party, Crow Family Partnership, L.P. ("Crow Holdings") has been granted the right to nominate a member of the Board of Directors, and certain executive officers of the Company have agreed to vote their shares of Common Stock in favor of such nominee. Mr. Crow has been the only such nominee.
Mr. Crow has informed the Company that he intends to resign from the Board of Directors effective as of the Annual Meeting. Mr. Crow has also informed the Company that, from time to time, he and certain of his affiliates will consider selling shares of Common Stock owned by them as part of an investment diversification strategy. Mr. Crow has informed the Company that his ability to pursue other business interests and his ability, and the ability of his affiliates, to sell shares of Common Stock is impaired by his position on the Board of Directors. Crow Holdings has informed the Company that Mr. Crow's resignation will not be a waiver of its right to nominate a member of the Board of Directors. See "Certain Relationships and Related Transactions--Stockholders' Agreement."

    JAMES R. ERWIN has been a director of the Company since December 1997.
Mr. Erwin served as Vice Chairman--Texas and Senior Client Executive--Southwest of Bank of America, N.A. from October 1998 until June 2000. From January 1994 until October 1998, Mr. Erwin served as Vice Chairman for Texas and Corporate Finance Executive--West of NationsBank Corp., a predecessor of Bank of America.

    HENRY J. FAISON has served as Executive Vice President and a director of the Company since July 1998. From 1994 until 1998, Mr. Faison served as Chairman of Faison Enterprises Inc. ("Faison Enterprises"). From 1988 until 1994, he served as the Chief Executive Officer of Faison Enterprises.

    JEFFREY M. HELLER has been a director of the Company since December 1997. Mr. Heller has served as Vice Chairman of Electronic Data Systems Corporation ("EDS") since December 2000 and served as President and Chief Operating Officer of EDS from June 1996 until December 2000. From 1987 until June 1996,
Mr. Heller served as Senior Vice President of EDS with responsibilities for Technical Operations and Asia-Pacific. Mr. Heller is a member of the Board of Directors of Unigraphics Solutions Inc.

    GEORGE L. LIPPE has been a director of the Company since August 1997.
Mr. Lippe will not stand for re-election as a director of the Company at the Annual Meeting. Mr. Lippe served as the Company's President and Chief Executive Officer from January 1996 until October 2000. In October 2000 Mr. Lippe resigned from that position in order to pursue family and other interests. At the time of his resignation Mr. Lippe informed the Company that he had no plans to pursue other business interests. Mr. Lippe remained an employee of the Company to facilitate an orderly transition of the executive management function. From 1995 until 1996, Mr. Lippe served as the Company's Executive Vice President of Operations.

DIRECTOR COMPENSATION

    The Company's employee directors do not receive compensation solely in their capacity as directors of the Company. Currently, each non-employee director is paid an annual retainer of $30,000 for service on the Board and, if applicable, a $5,000 annual retainer for service as the Chairman of a committee of the Board. In addition to these retainers, non-employee directors are eligible to receive annual stock option grants under the Trammell Crow Long-Term Incentive Plan (the "Long-Term Incentive Plan"). In 2000, each of the non-employee directors received options to purchase 4,615 shares at an exercise price per share equal to the fair market value of a share of common stock at the date of grant. See "Executive Compensation--Long-Term Incentive Plan." Mr. Williams received a salary of $200,000 and a cash bonus of $160,000 for his services as Chairman of the Board of Directors in 2000. All directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and committees thereof.

    The Company's management has recently reviewed its director compensation practices and has proposed a new policy to the Board of Directors. Under the proposed policy, the annual retainer for non-employee directors and committee chairmen would remain $30,000 and $5,000, respectively. Each non-employee director would also receive $1,500 for every meeting of the Board (or committee thereof) attended by such director, and $250 for each time the Board (or committee thereof) takes action by written consent. Each incumbent non-employee director would also receive annual stock option grants equal in value to 150% of the annual retainer for non-employee directors. Each new non-employee director would receive a one-time grant of stock options that would be equal in value to the annual retainer for non-employee directors. The Chairman of the Board of Directors would receive $125,000 per year in cash and an annual grant of stock options that would be equal in value to 50% of this amount.

    The Company's management has also proposed to the Board of Directors that a one-time grant of restricted stock or other award units be made to non-employee directors for their service during 2000. The value of such award is proposed to be $40,000. This one-time award has been recommended in recognition of the extraordinary time commitment required of the Company's non-employee directors in 2000.

    There can be no assurance that the policy proposed by the Company's management will be approved by the Board of Directors. Further, the Board of Directors may modify the terms of the proposed policy (including an increase in the value thereof) prior to approving it. There also can be no assurance that the one-time restricted stock or other award proposed by the Company's management relating to service in 2000 will be approved by the Board of Directors. The Board of Directors may also modify the terms of such award (including an increase in the value thereof) prior to approval.

TERM OF OFFICE

    The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each.
Messrs. Sulentic, Lippe and Moriarty currently serve as Class I directors, whose terms expire at the Annual Meeting. Messrs. Crow, Erwin and Heller currently serve as Class II directors whose terms expire at the Annual Meeting of Stockholders in 2002, and Messrs. Williams, Blackwell, Concannon and Faison currently serve as Class III directors whose terms expire at the Annual Meeting of Stockholders in 2003. Mr. Lippe will not stand for re-election as a director of the Company at the Annual Meeting. In addition, Mr. Crow has informed the Company that he intends to resign from the Board of Directors effective as of the Annual Meeting. Therefore, at least temporarily, the Company will have an imbalance in the number of directors in each class.

                      MEETINGS AND COMMITTEES OF DIRECTORS

    The Company's Board of Directors had ten meetings during the Company's fiscal year ended December 31, 2000. The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Governance Committee. Each of the directors attended at least 75% of the aggregate of all meetings held by the Board of Directors and, if applicable, all meetings of committees of the Board of Directors on which such director served during 2000.

    The Executive Committee has and may exercise all of the powers and authorities of the Board in the management of the business and affairs of the Company, subject to the limitations on such powers or authority as are provided by applicable law. The current members of the Executive Committee are Messrs. Williams (Chairman), Erwin and Sulentic. The Executive Committee did not have any meetings during the Company's fiscal year ended December 31, 2000.

    The Audit Committee reviews the results and scope of the annual audit of the Company's financial statements and other services provided by the Company's independent accountants. In addition, the Audit Committee reviews certain related party transactions. The role and other responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached as APPENDIX B to this Proxy Statement. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors for approval. On March 15, 2001, the Audit Committee determined that no amendment to the Audit Committee Charter was required at that time. The current members of the Audit Committee are Messrs. Heller (Chairman), Erwin and Moriarty. Each of Messrs. Heller, Erwin and Moriarty meet the independence requirements of the New York Stock Exchange and the Board of Directors has determined that each of them has the requisite accounting or related financial management expertise contemplated by the rules of the New York Stock Exchange. The Audit Committee had three meetings during the Company's fiscal year ended December 31, 2000.

    The Compensation Committee reviews and approves the salaries and other compensation that the Company pays its executive officers and administers the Long-Term Incentive Plan. See "Executive Compensation--Long-Term Incentive Plan." The current members of the Compensation Committee are Messrs. Erwin (Chairman), Heller and Moriarty. The Compensation Committee had five meetings during the Company's fiscal year ended December 31, 2000.

    The Governance Committee is charged with assessing director performance, recruiting new directors, evaluating Board processes, staffing and rotation of Board committees and studying management succession issues. The Governance Committee performs the functions of a nominating committee and will consider nominees recommended by stockholders upon written submission of such recommendation to the Secretary of the Company in accordance with the terms of the Company's certificate of incorporation. The current members of the Governance Committee are Messrs. Moriarty (Chairman), Williams, Crow and Lippe. Mr. Lippe will not stand for re-election as a director of the Company at the Annual Meeting. In addition, Mr. Crow has informed the Company that he intends to resign from the Board of Directors effective as of the Annual Meeting. The Governance Committee had six meetings during the Company's fiscal year ended December 31, 2000.

                               EXECUTIVE OFFICERS

    The following table sets forth information regarding the Executive Officers of the Company and certain of its subsidiaries:

NAME                                      AGE                      TITLE
----                                    --------   --------------------------------------
Robert E. Sulentic....................     44      Chief Executive Officer, President and
                                                   Director

Charles A. Anderson...................     40      Executive Director of the Company's
                                                   Development and Investment Group--
                                                   Western United States

H. Pryor Blackwell....................     40      President of the Company's Development
                                                   and Investment Group and Director

William F. Concannon..................     45      President of the Company's Global
                                                   Services Group and Director

James R. Groch........................     39      President, E-Commerce and Corporate
                                                   Development

Derek R. McClain......................     45      Chief Financial Officer

T. Christopher Roth...................     48      Executive Director of the Company's
                                                   Development and Investment Group--
                                                   Eastern United States

John A. Stirek........................     41      Chief Operating Officer of the
                                                   Company's Global Services Group

    The Executive Officers named above were elected by the Board of Directors of the Company to serve in such capacities until the next annual meeting of the Board of Directors, or until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Messrs. Sulentic, Blackwell and Concannon is set forth previously in this Proxy Statement. See "Directors."

    CHARLES A. ANDERSON has served as Executive Director of the Company's Development and Investment Group--Western United States, since February 2001. From September 1999 until February 2001, Mr. Anderson served as Regional President for the Company's Southwestern operations. From 1997 until 1999,
Mr. Anderson served as the Company's Area President with responsibility for the Company's Dallas/Fort Worth operations. From 1991 until 1997, Mr. Anderson served as Executive Vice President over the Company's Dallas, Texas operations. From 1986 until 1991, Mr. Anderson was employed by the Company in various other capacities.

    JAMES R. GROCH has served as President, E-Commerce and Corporate Development, since October 2000. From September 1998 until September 2000,
Mr. Groch served as Chief Investment Officer and Director of Corporate Finance. From January 1996 until September 1998, Mr. Groch served as Managing Director of Trammell Crow Company Northeast. From 1985 until 1996, Mr. Groch was employed by the Company in various other capacities.

    DEREK R. MCCLAIN has served as Chief Financial Officer since October 2000. From January 2000 until October 2000, Mr. McClain served as the Company's Chief Administrative Officer and General Counsel. Mr. McClain joined the Company in February 1998 as Executive Vice President and General Counsel. Prior to joining the Company, Mr. McClain was a partner with Vinson & Elkins L.L.P., an international law firm, where he specialized in corporate finance and securities law.

    T. CHRISTOPHER ROTH has served as Executive Director of the Company's Development and Investment Group--Eastern United States, since February 2001. From January 1999 until February 2001, Mr. Roth served as Regional President for the Company's operations in the Northeastern United States. From January 1996 until January 1999, Mr. Roth served as Area President for the Company's MidAtlantic and Northeast operations. From 1979 until January 1996, Mr. Roth was employed by the Company in various other capacities.

    JOHN A. STIREK has served as Chief Operating Officer of the Company's Global Services Group since February 2001. From 1998 until February 2001, Mr. Stirek served as National Director of Development and Investment. From 1997 until 1998, Mr. Stirek served as Director of Development and Investment for the Western United States. From 1995 until 1997, Mr. Stirek served as Managing Director for the Company's operations in Oregon and Nevada. From 1986 until 1995, Mr. Stirek was employed by the Company in various other capacities.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information for the fiscal years ended December 31, 1998, 1999 and 2000, concerning the cash and non-cash compensation earned by, or awarded to, all individuals serving as the Chief Executive Officer of the Company during the 2000 fiscal year and each of the other four most highly compensated executive officers of the Company whose aggregate remuneration for services rendered to the Company during the 2000 fiscal year exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                         ----------------------------------
                                                                               AWARDS
                                                                         ------------------      PAYOUTS
                                                         ANNUAL           SHARES OF COMMON    -------------
                                                      COMPENSATION        STOCK UNDERLYING                     ALL OTHER
NAME AND                                          --------------------   OPTIONS GRANTED IN       LTIP        COMPENSATION
PRINCIPAL POSITION                       YEAR     SALARY($)   BONUS($)      FISCAL YEAR       PAYOUTS($)(1)      ($)(2)
------------------                     --------   ---------   --------   ------------------   -------------   ------------
George L. Lippe .....................    2000      385,000    160,000          115,000                --           5,100
  President and Chief Executive          1999      350,000    664,358           52,461           391,827           4,800
  Officer(3)                             1998      363,462    700,000               --           653,044           4,800

Robert E. Sulentic ..................    2000      310,000    265,000          105,000                --           5,100
  President and Chief Executive          1999      250,000    437,500           48,656           691,038           4,800
  Officer(4)                             1998      242,308    370,833               --           686,151           4,800

William F. Concannon ................    2000      275,000    215,000           85,000                --           5,100
  President of the Company's             1999      225,000    435,673           42,198                --           4,800
  Global Services Group                  1998      233,654    337,500               --             2,868           4,800

H. Pryor Blackwell ..................    2000      265,000    215,000           80,000                --           5,100
  President of the Company's             1999      250,000    402,724           39,651           221,220           4,800
  Development and Investment Group       1998      242,308    370,833               --           368,700           4,800

Derek R. McClain ....................    2000      235,000    200,000           40,000                --           5,100
  Chief Financial Officer

James R. Groch ......................    2000      240,000    155,000           50,000                --           5,100
  President, E-Commerce and Corporate
  Development

--------------------------

(1) Reflects distributions made from the Profit Sharing Plan (as hereinafter defined) in the year indicated for amounts earned in the year indicated and prior years.

(2) Reflects contributions by the Company to the Trammell Crow Company Retirement Savings Plan for the benefit of each of the Named Executive Officers.

(3) Mr. Lippe served as the Company's President and Chief Executive Officer from January 1996 until his resignation in October 2000.

(4) Mr. Sulentic was appointed the Company's President and Chief Executive Officer upon Mr. Lippe's resignation in October 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information concerning Common Stock options granted to the Named Executive Officers in the fiscal year ended December 31, 2000. No stock appreciation rights were granted in the fiscal year ended December 31, 2000.

                                       NUMBER OF     % OF TOTAL
                                         SHARES       OPTIONS
                                       UNDERLYING    GRANTED TO    EXERCISE OR                  GRANT DATE
                                        OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                                    GRANTED     FISCAL YEAR    ($/SHARE)(1)      DATE         ($)(2)
----                                   ----------   ------------   ------------   ----------   -------------
George L. Lippe......................  115,000(3)        7.1          11.44        03/08/10       737,150

Robert E. Sulentic...................   90,000(3)        5.5          11.44        03/08/10       576,900

                                        15,000(4)        0.9          13.00        11/02/10       118,200

William F. Concannon.................   85,000(3)        5.2          11.44        03/08/10       544,850

H. Pryor Blackwell...................   80,000(3)        4.9          11.44        03/08/10       512,800

Derek R. McClain.....................   25,000(3)        1.5          11.44        03/08/10       160,250

                                        15,000(5)        0.9          11.44        03/08/10        96,150

James R. Groch.......................   50,000(3)        3.1          11.44        03/08/10       320,500

------------------------

(1) The exercise price for all options shown is the market price on the date of grant.

(2) The grant date present value was determined by using the Black-Scholes option pricing model, as adapted for use in valuing stock options. The estimated values under the Black-Scholes model are based on assumptions as to certain variables. Expected stock price volatility is assumed to be 44.4% for options expiring on March 8, 2010 and 53.2% for options expiring on November 2, 2010 and the risk-free rate of return is assumed to be 6.25% for options expiring on March 8, 2010 and 5.48% for options expiring on November 2, 2010. The exercise date for the options is assumed to be the seventh anniversary of the date of grant, and dividend yield is assumed to be 0%. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Therefore, there is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated by the Black-Scholes model reflected in the table.

(3) The options are subject to a four year vesting schedule, subject to certain exceptions, with one-fourth becoming exercisable on March 8 of each of 2001, 2002, 2003 and 2004.

(4) The options are subject to a four year vesting schedule, subject to certain exceptions, with one-fourth becoming exercisable on November 2 of each of 2001, 2002, 2003 and 2004.

(5) The options are subject to a five year vesting schedule, subject to certain exceptions, with one-third becoming exercisable on March 8 of each of 2003, 2004 and 2005.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SHARES
                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                         OPTIONS AT               IN THE MONEY OPTIONS
                                                      DECEMBER 31, 2000        AT DECEMBER 31, 2000($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
George L. Lippe................................     73,981        142,009             --           --
Robert E. Sulentic.............................     72,495        139,690             --           --
William F. Concannon...........................    100,906        114,634        402,476           --
H. Pryor Blackwell.............................     70,244        107,936             --           --
Derek R. McClain...............................     16,062         61,235             --           --
James R. Groch.................................     29,362         86,403             --           --

------------------------

(1) Based on a value per share of Common Stock equal to $13.50, the price per share of Common Stock for the last trade reported by the New York Stock Exchange on December 29, 2000.

LONG-TERM INCENTIVE PLAN

    GENERAL. The purpose of the Long-Term Incentive Plan is to provide an incentive for employees, directors and certain consultants and advisors of the Company or its subsidiaries (as used for the Long-Term Incentive Plan, a "Participant") to remain in the service of the Company or its subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and to aid the Company in attracting able persons to enter the service of the Company or its subsidiaries. To accomplish this purpose, the Long-Term Incentive Plan offers a proprietary interest in the Company through the distribution of awards ("Awards") including (i) incentive stock options qualified as such under U.S. federal income tax laws ("Incentive Options"), (ii) stock options that do not qualify as incentive stock options ("Nonstatutory Options"), (iii) stock appreciation rights ("SARs"), (iv) restricted stock awards ("Restricted Stock Awards"), and (v) performance units ("Performance Units").

    SHARE AUTHORIZATION. The number of shares of Common Stock that may be subject to outstanding Awards under the Long-Term Incentive Plan is equal to 8,634,878 shares of Common Stock. The number of shares of Common Stock authorized under the Long-Term Incentive Plan and the number of shares subject to Awards under the Long-Term Incentive Plan will be adjusted for stock splits, stock dividends, recapitalizations, mergers and other changes affecting the capital stock of the Company.

    ADMINISTRATION. The Board of Directors has appointed the Compensation Committee (the "Committee") to administer the Long-Term Incentive Plan. The Committee has broad discretion to administer the Long-Term Incentive Plan, interpret its provisions, and adopt policies for implementing the Long-Term Incentive Plan. This discretion includes the ability to select the recipient of an Award, determine the type and amount of each Award, establish the terms of each Award, accelerate vesting or exercisability of an Award, extend the exercise period for an Award, determine whether performance conditions have been satisfied, waive conditions and provisions of an Award, permit the transfer of an Award to family trusts and other persons and otherwise modify or amend any Award under the Long-Term Incentive Plan.

    STOCK OPTIONS. The Company may grant to Participants (i) Incentive Options (only to eligible employees) and (ii) Nonstatutory Options (collectively, "Options"). The Committee determines the exercise price of each Option granted under the Long-Term Incentive Plan. The exercise price for an Incentive Option must not be less than the fair market value of the Common Stock on the date of grant, and the exercise price of Nonstatutory Options must not be less than 85% of the fair market value of the Common Stock on the date of grant. Options may be exercised as the Committee determines, but not later than ten years from the date of grant in the case of Incentive Options. At the discretion of the Committee, holders may use shares of Common Stock to pay the exercise price, including shares issuable upon exercise of the Option.

    SAR. A SAR may be awarded in connection with or separate from an Option. A SAR is the right to receive an amount in cash or stock equal to the excess of the fair market value of a share of the Common Stock on the date of exercise over the exercise price specified in the agreement governing the SAR (for SARs not granted in connection with a stock option) or the exercise price of the related stock option (for SARs granted in connection with a stock option). A SAR granted in connection with a stock option will entitle the holder, upon exercise, to surrender the related stock option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered stock option or portion will then cease to be exercisable. Such a SAR is exercisable or transferable only to the extent that the related stock option is exercisable or transferable. A SAR granted independently of an Option will be exercisable as the Committee determines. The Committee may limit the amount payable upon exercise of any SAR. SARs may be paid in cash, stock or a combination of cash and stock, as the Committee provides in the agreement governing the SAR.

    RESTRICTED STOCK. A Restricted Stock Award is a grant of shares of Common Stock that are nontransferable and subject to risk of forfeiture until specific conditions are met. The restrictions will lapse in accordance with a schedule or other conditions as the Committee determines. During the restriction period, the holder of a Restricted Stock Award may, in the Committee's discretion, have certain rights as a stockholder, including the right to vote the stock subject to the award or receive dividends on that stock. Restricted stock may also be issued upon exercise or settlement of options, SARs or Performance Units.

    PERFORMANCE UNITS. Performance Units are performance-based awards payable in cash, stock or a combination of both. The Committee may select any performance measure enumerated in the Long-Term Incentive Plan or combination of measures as conditions for cash payments or stock issuances under the Long-Term Incentive Plan.

    OUTSTANDING AWARDS. As of March 31, 2001, the Company had 237,305 shares of restricted stock issued and outstanding under the Long-Term Incentive Plan. As of March 31, 2001, options to acquire an aggregate of 5,257,678 shares of Common Stock under the Long-Term Incentive Plan were outstanding. The exercise prices for such stock options range from $10.94 to $36.00.

ASSUMED OPTION PLAN

    In connection with the formation of the Company in 1997 as the successor to Trammell Crow Company, a Texas close corporation (the "Predecessor Company"), the Company agreed to assume the Trammell Crow Company 1997 Stock Option Plan (the "Assumed Option Plan"), which had been adopted by the Predecessor Company.

    ADMINISTRATION. As permitted by the terms of the Assumed Option Plan, the Board of Directors has delegated all of its duties under the Assumed Option Plan to a committee of officers of the Company.

    ELIGIBILITY. Each employee of the Company or a subsidiary of the Company is eligible to participate in the Assumed Option Plan. Prior to the incorporation of the Company, the Predecessor Company selected the persons to be granted awards or options pursuant to the Assumed Option Plan (as used for the Assumed Option Plan, the "Participants").

    SHARE AUTHORIZATION. The maximum number of shares of the Predecessor Company's common stock that could be subject to outstanding awards under the Assumed Option Plan was 1,626. The Assumed Option Plan provided that this number of shares and the number of shares subject to an award under the Assumed Option Plan would be adjusted for stock splits, stock dividends, recapitalizations, mergers and other changes affecting the capital stock of the Predecessor Company.

    STOCK OPTIONS. Options granted under the Assumed Option Plan were nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock from the Company at the exercise price. The exercise price may be paid in cash, with shares of Common Stock or with a combination of cash and Common Stock. The options will expire within ten years from the date of grant.

    AWARDS. On August 1, 1997, the Predecessor Company granted to certain of its employees options to acquire an aggregate of 1,626 shares of its common stock, which constitutes all shares authorized under the Assumed Option Plan. In connection with the formation of the Company, the Company assumed the Predecessor Company's obligations with respect to all such options, and the Company became obligated to issue up to an aggregate of 2,423,769 shares of Common Stock at a purchase price of $3.85 per share upon the exercise of such options. All of such options vested upon the closing of the Company's initial public offering in November 1997 (the "Initial Public Offering") and became exercisable 30 days thereafter. As of March 31, 2001, 877,204 shares of Common Stock had been issued upon the exercise of options pursuant to the Assumed Option Plan and 1,546,565 shares were the subject of outstanding awards under the Assumed Option Plan. No additional options will be granted under the Assumed Option Plan.

EMPLOYEE STOCK PURCHASE PLAN

    On December 22, 1997, the Company's Board of Directors adopted and approved the Stock Purchase Plan. The Stock Purchase Plan received stockholder approval at the Company's 1998 Annual Meeting of Stockholders. The primary purpose of the Stock Purchase Plan is to encourage employees to become and remain stockholders of the Company and to provide employees with an opportunity to do so through payroll deductions. A summary description of the Stock Purchase Plan, as proposed to be modified by the amendment described in this Proxy Statement, is set forth in APPENDIX A. On March 15, 2001, the Board of Directors approved, and recommended that the stockholders vote in favor of, the amendment described in this Proxy Statement.

401(K) PLAN

    The Company sponsors a retirement plan called the Trammell Crow Company Retirement Savings Plan (the "401(k) Plan"). As of December 31, 2000, the total assets held by the 401(k) Plan were valued at approximately $120,676,206. CG Trust Company is the trustee for the assets held under the Company's 401(k) Plan (other than certain life insurance policies held under a trust for which Robert A. James and Derek R. McClain are the trustees). Employees (including members of management) are eligible to make voluntary contributions under the 401(k) Plan up to 15% of their annual compensation, subject to the applicable limitations in the Internal Revenue Code of 1986 (as amended, the "Code"). The Company is permitted to make a discretionary contribution to the 401(k) Plan each fiscal quarter which will be allocated among participants as a matching contribution based on their contributions under the 401(k) Plan. The Company's policy is to match the lesser of (i) 50% of all contributions up to 6% of an employee's compensation and (ii) $5,100 per year. The 401(k) Plan permits employees to direct investments of their accounts in Common Stock and among a selection of mutual funds. The 401(k) Plan is intended to qualify as a profit sharing plan under Sections 401(a) and 401(k) of the Code.

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors is currently composed of Messrs. Heller, Erwin and Moriarty. The Audit Committee reviews the results and scope of the annual audit of the Company's financial statements and other services provided by the Company's independent accountants.

    In this context, the Audit Committee has reviewed and discussed with the Company's management and the Company's independent accountants the Company's audited financial statements for the year ended December 31, 2000. The Audit Committee has also discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the Company's independent accountants the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent accountants' provision of non-audit services to the Company is compatible with the accountants' independence.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

    The Audit Committee of the Board of Directors is:

                          Jeffrey M. Heller, Chairman

                                 James R. Erwin

                              Rowland T. Moriarty

                      FEES PAID TO INDEPENDENT ACCOUNTANTS

    AUDIT FEES. The Company paid $623,475 to the Company's independent accountants in connection with the audit of the Company's financial statements for the year ended December 31, 2000 and in connection with the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and
September 30, 2000.

    ALL OTHER FEES. The aggregate fees paid by the Company in 2000 to its independent accountants, other than the fees described above under "Audit Fees," were $307,327.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee") is currently composed of Messrs. Erwin, Heller and Moriarty. Each of Messrs. Erwin, Heller and Moriarty is a non-employee director of the Company. The Committee determines annual salary, bonuses and long-term incentive awards for the Company's Chairman of the Board, Chief Executive Officer and other executive officers. The Committee also administers the Long-Term Incentive Plan and, subject to the provisions of such plan, determines grants under it for all employees and consultants, including executive officers. The Committee held five meetings during the Company's fiscal year ended December 31, 2000. At those meetings the Committee reviewed the Company's compensation practices and made awards of stock options and restricted stock grants to certain key employees of the Company and its subsidiaries.

PRINCIPLES OF EXECUTIVE COMPENSATION

    The Company's executive compensation philosophy is designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, assist the Company in attracting and retaining talented executives and aligning the interests of executives with the long-term interests of the Company's stockholders. The Company believes that furtherance of these objectives is best accomplished by providing senior and other executives of the Company with compensation packages that consist of a combination of base salary, annual incentive bonus and long-term stock option and restricted stock grants. The Company's base salary component is designed to be comparable to median base salaries paid by real estate services companies and other service companies comparable in size to the Company. The Company emphasizes performance-related incentive compensation to reward the Company's executives for the creation of stockholder value. The Company believes that this balance reflects each executive's position, tenure, experience and ability to affect the Company's performance, and provides the executive with strong financial incentives to achieve key business and individual performance objectives.

    The Company takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level of compensation for the senior executives (such as growth in earnings and the achievement of business unit objectives) and may vary its quantitative measures from employee to employee and from year to year. The Company also recognizes the importance of individual achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as demonstrated leadership and overall contributions to the Company.

    The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparator organizations and compensation consultants. The compensation surveys and proxy statements used are for real estate services companies and other service companies comparable in size to the Company.

    It should be noted that the value of any individual executive's compensation package will vary significantly based on performance. While the expected value of an executive's compensation package may be competitive, actual payments made to executives in a given year may be higher or lower than competitive market rates because of performance.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

    This section describes each of the principal elements of the Company's 2000 executive compensation program with specific reference to the objectives discussed above.

BASE SALARY

    The Company believes that it is crucial to provide competitive salaries in order to attract and retain talented executive officers. The objective of the Company's base salary program is to provide executive officers with salaries that, in general, are at the market median. Base salaries for individual executives are set at levels considered appropriate in light of their position, level of revenue responsibility within the Company, tenure and performance. Base salaries are reviewed annually by the Committee and adjusted based on evaluations of the executive's past and projected contributions to the Company and changes in competitive pay levels.

ANNUAL CASH BONUS

    The Company's annual cash bonus program assists the Company in rewarding and motivating key employees. As a pay-for-performance program, cash bonus awards are paid annually based on the achievement of performance objectives established for the executive, the Company and the executive's business unit. Cash bonus award ranges are targeted at levels which, when combined with the executive's base salary, are at the 75th percentile for cash compensation paid to executives at comparable companies.

    Under the Company's annual cash bonus program, a target bonus is established for each officer that results in the payment of a specified percentage of the officer's salary if his or her goals and objectives are achieved for the relevant performance period. The Company, the officer and/or his or her business unit must achieve a minimum performance level before any bonus may be earned. Thereafter, an established progression rewards higher levels of achievement with greater bonus payments. For the Company's Chief Executive Officer and senior executives, bonus targets are measured against each officer's achievement of the goals and objectives outlined for such officer annually. The Company's Chief Executive Officer is eligible to receive an annual bonus of 0% to 200% of his annual salary, depending upon his performance as determined by the Committee and the Board of Directors. As a percentage of salary, bonuses for senior executives (other than the Chief Executive Officer) range from 0% to 175%, depending upon performance, as evaluated by the Chief Executive Officer and the Committee. Although the amounts of annual performance bonuses are generally subject to predetermined maximums, for extraordinary performance, the Committee may award additional bonus amounts to certain senior executives.

    The Committee reviews the specific objectives and standards under its cash bonus program annually in order to ensure consistency with the Company's business strategy and prevailing market conditions.

ANNUAL STOCK OPTION GRANTS

    The Company believes that its key employees should have an ongoing stake in the long-term success of the Company's business. The Company also believes that the key employees should have a sizeable portion of their total potential compensation based upon the performance of the Company's stock, since stock-related compensation is directly tied to enhanced stockholder value.

    The Long-Term Incentive Plan authorizes the granting of incentive and nonqualified stock options, stock appreciation rights and restricted stock awards to executives and other key employees and consultants of the Company and its subsidiaries. To align the interests of senior executives with the interests of stockholders, the Committee's current policy regarding such awards is to grant non-qualified stock options. However, the Committee has, in certain circumstances, granted restricted stock awards to certain key employees as it deemed appropriate. Under the Company's annual stock option grant program, the Company determines the levels of options to be granted to each of its executives based upon such executive's position, ability to affect Company performance, tenure and the achievement of performance objectives established for the executive and/or the executive's business unit. All stock option grants have had an exercise price equal to the fair market value of a share of Common Stock at the time of the grant. To encourage retention, the ability to exercise options granted under this plan is generally subject to vesting restrictions and tied to continued employment. The estimated value of annual stock option awards granted under the Long-Term Incentive Plan (currently computed using a variation of the Black Scholes option pricing model) is generally targeted at a level which is at the 75th percentile of the value of long-term incentives granted to executives of comparable companies.

    The compensation of executive officers is periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive to provide competitive total direct compensation opportunities consistent with the pay philosophy articulated above.

ADDITIONAL LONG-TERM INCENTIVE PLAN AWARDS

    In addition to options granted under the Company's annual stock option grant program, executives may be eligible to receive additional stock option awards or cash payments under performance unit awards if the performance thresholds established for the executive are exceeded for a relevant performance period. The terms of these programs are subject to change annually.

CHIEF EXECUTIVE OFFICER PAY

    The Committee reviews the compensation of the Chief Executive Officer, who is responsible for the strategic and financial performance of the Company, and the Committee's recommendation is subject to approval by the Board of Directors. In October 2000, Mr. Lippe resigned from his position as the Company's Chief Executive Officer in order to pursue family and other interests, but agreed to remain with the Company for a period during which the management of the Company would be transitioned to Mr. Lippe's successor. Mr. Sulentic succeeded
Mr. Lippe as Chief Executive Officer beginning in October 2000. Based on information available to the Committee, the Committee believes that the base salary and other compensation paid to Mr. Lippe and Mr. Sulentic for the period they each served as the Company's Chief Executive Officer in 2000 was consistent with compensation being paid to other chief executive officers of comparable companies. Also, as noted before, the Chief Executive Officer is entitled to receive an annual bonus of 0% to 200% of his annual salary depending on achievement of goals set forth in the Company's business plan. In 2000, the Committee and the Board of Directors measured the Chief Executive Officer's performance against an earnings per share ("EPS") target and against other qualitative performance criteria. The Company did not meet the EPS target set by the Committee and the Board of Directors for the performance period ended December 31, 2000, so neither Mr. Lippe nor Mr. Sulentic received a bonus performance unit award payment based on the Company's EPS. However, the Committee considered various other performance criteria, including the performance of Messrs. Lippe and Sulentic in effecting the management transition following Mr. Lippe's resignation and Mr. Sulentic's performance as Chief Financial Officer up until his appointment as Chief Executive Officer, and granted Mr. Lippe a cash bonus of $160,000 and Mr. Sulentic a cash bonus of $265,000 for the fiscal year.

$1 MILLION PAY DEDUCTIBILITY CAP

    Section 162(m) of the Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. To the extent readily determinable, and as one of the factors in considering compensation matters, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under
Section 162(m) of the Code. Therefore the Committee, subject to the factors provided above, has the discretion to grant awards, which result in non-deductible compensation. However, the Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and consistent with the Company's other compensation objectives.

    The Compensation Committee of the Board of Directors is:

                            James R. Erwin, Chairman

                               Jeffrey M. Heller

                              Rowland T. Moriarty

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Compensation Committee of the Company consists of Messrs. Erwin, Heller and Moriarty.

    Mr. Erwin served as Vice Chairman--Texas and Senior Client
Executive-Southwest of Bank of America, N.A. until June 2000. The Company and its affiliates and Bank of America are parties to certain transactions described under "Certain Relationships and Related Transactions--Relationship with Bank of America, N.A."

    Certain other directors are parties to, or have interests in, transactions with the Company, as described under "Certain Relationships and Related Transactions."

                           CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

CERTAIN INVESTMENT ACTIVITIES

    Crow Holdings owns approximately 99% of Crow Realty Investors, L.P. d/b/a Crow Holdings. Mr. Harlan Crow, a director of the Company, is the chief executive officer and a director of Crow Holdings' general partner, Crow
Family Inc. Since its inception in 1994, Crow Holdings and/or its affiliates has co-invested with the Company and various of its subsidiaries in 17 projects in the areas of industrial development, build-to-suit arrangements, land acquisitions and other real-estate related projects.

    Beginning in February 1996, the Company, through its subsidiary Trammell Crow Capital Company II, Inc., and certain directors and senior employees of the Company and its affiliates have collectively invested in Trammell Crow Investment Fund II, L.P., a Delaware limited partnership ("Fund II"), which makes investments in real-estate related projects. Trammell Crow Investments
II, Inc., the general partner of Fund II, is a subsidiary of Trammell Crow Capital Company II, Inc. Certain senior employees of the Company invest in Fund II as limited partners through Trammell Crow Individual Investment Fund 1996, L.P. Through December 31, 2000, the Company had made total contributions to Fund II of approximately $1,707,000 and had received total distributions from Fund II of approximately $1,509,264. In 2000, the Company made no contributions to Fund II and received $199,170 in distributions from Fund II. The following reflects total investments and distributions related to Fund II through December 31, 2000, for the Executive Officers of the Company: Mr. Lippe, $184,000 and $178,863; Mr. Sulentic, $23,000 and $22,358; Mr. Anderson, $23,000 and $22,358;
Mr. Blackwell, $230,000 and $223,579; Mr. Concannon, $46,000 and $44,716;
Mr. Groch, $23,000 and $22,358; Mr. Roth, $23,000 and $22,358; and Mr. Stirek,
$46,000 and $44,716, respectively. No capital contributions were made by the Executive Officers of the Company to Fund II during 2000. The following reflects total distributions related to Fund II during 2000 for the Executive Officers of the Company: Mr. Lippe, $21,474; Mr. Sulentic, $2,684; Mr. Anderson, $2,684;
Mr. Blackwell, $26,842; Mr. Concannon, $5,368; Mr. Groch, $2,684; Mr. Roth, $2,684; and Mr. Stirek, $5,368, respectively. In addition, an affiliate of Mr. Williams, a director of the Company, made no contributions and received $80,527 in distributions from Fund II in 2000 and had invested an aggregate of $690,000 and received aggregate distributions of $670,737 from Fund II through December 31, 2000.

    Fund II, the Company, Crow Holdings and an affiliate of Mr. Williams have each invested in several related limited partnerships that are all affiliates of Crow Holdings and are collectively referred to as the "DFW Fund." The aggregate amounts invested in and distributions received from the DFW Fund by Fund II through December 31, 2000, were $499,636 and $295,698, respectively. Through December 31, 2000, the Company and Crow Holdings had invested an aggregate of $499,636 and $3,397,530, respectively, in the DFW Fund and had received distributions totaling $295,698 and $2,010,747, respectively. An affiliate of Mr. Williams had invested an aggregate of $487,617 in the DFW

Fund and received distributions totaling $295,698 through December 31, 2000. In 2000, no contributions were made, and no distributions were received, by Fund II, the Company, Crow Holdings or the affiliate of Mr. Williams with respect to the DFW Fund.

    In addition, Fund II, the Company, Crow Holdings and an affiliate of Mr. Williams have each made certain investments (not through the DFW Fund) in projects in which the DFW Fund also has an interest. Through December 31, 2000, the aggregate amount invested in and distributions received from projects in which the DFW Fund had an interest by Fund II was $2,501,804 and $2,102,677, respectively. Through December 31, 2000, the Company and Crow Holdings had contributed an aggregate of approximately $998,731 and $11,481,857, respectively, to projects in which the DFW Fund had an interest. Through December 31, 2000, the Company had received aggregate distributions of $1,012,151 and Crow Holdings had received no distributions from such projects. Through December 31, 2000, the affiliate of Mr. Williams had contributed an aggregate of $1,536,409 to, and received total distributions of $1,243,991 from, projects in which the DFW Fund had an interest. In 2000, Crow Holdings contributed $1,781,689 to, and received no distributions from, projects in which the DFW Fund had an interest. No contributions were made, and no distributions were received, by Fund II, the Company or the affiliate of Mr. Williams with respect to projects in which the DFW Fund had an interest in 2000. The Company has agreed not to invest in certain investment opportunities in the Dallas/Fort Worth metropolitan area without first offering the investment opportunity to the DFW Fund.

    On June 12, 2000, Realty Holding, Inc., a Delaware corporation ("Realty Holding") that invests in various real estate projects, was formed. During 2000, the Company purchased all the outstanding preferred stock of Realty Holding, all of which is non-voting, for $100,000. Also during 2000, certain senior employees of the Company purchased common stock in Realty Holding, which constitutes all of the outstanding voting stock of Realty Holding. During 2000, each of the following Executive Officers of the Company paid $1,000 to Realty Holding in exchange for shares of Realty Holding common stock: Mr. Lippe, Mr. Sulentic, Mr. Anderson, Mr. Blackwell, Mr. Concannon, Mr. Groch, Mr. Roth and Mr. Stirek. Realty Holding did not pay any dividends in 2000. Although the Company has no voting or management control over Realty Holding, certain senior employees of the Company are members of the Board of Directors of Realty Holding. Some of the Company's development and construction projects are conducted through entities controlled by Realty Holding. Realty Holding and the Company invested an aggregate of $3,000 and $441,000, respectively, in these real estate projects in 2000.

    The accounting and other day-to-day operational functions of Realty Holding are performed by the Company. In exchange for such services, Realty Holding pays to the Company a base service fee of $1,000 per year and supplemental service fees calculated in accordance with an hourly rate schedule. Realty Holding also reimburses the Company for all direct third party costs incurred by the Company in providing such services.

    Beginning in February 2001, the Company, Realty Holding and certain other investors collectively invested in Trammell Crow Investment Fund IV, L.P., a Delaware limited partnership ("Fund IV"), which invests in various real estate projects and investments owned, developed and/or managed by entities affiliated with the Company. Realty Holding is the general partner of Fund IV. The Company, Realty Holding and certain independent investors made contributions of $2,590,000, $35,000 and $4,375,000, respectively to Fund IV in 2001.

    The management, accounting and other day-to-day operational functions of Fund IV are performed by the Company or one of its subsidiaries at the direction of Realty Holding. Fund IV reimburses the Company for a portion of the management services so provided. Fund IV reimburses Realty Holding for all other direct and indirect costs of operating Fund IV. Fund IV may enter into agreements with the Company or its affiliates for the performance of asset management services for

Fund IV and its real estate projects and investments, or property management and leasing functions for Fund IV's real estate projects and investments.

    In 1996, in lieu of receiving certain interests under the Profit Sharing Plan, Mr. Williams and seven other employees of the Company received interests in Cementville, L.P., of which two subsidiaries of the Company are the general partner and a limited partner. Cementville, L.P. holds an interest in a development project. In 2000, total partner distributions from Cementville, L.P. were $6,156,235, of which Mr. Williams received $534,743 and the two subsidiaries of the Company received $737,899 in the aggregate. Through
December 31, 2000, Mr. Williams and the two subsidiaries of the Company had received total distributions of $1,541,782 and $3,598,343, respectively.

    In 1994, a subsidiary of the Company and an affiliate of Mr. Williams invested on a side-by-side basis in Spark 94 Associates, Ltd., which holds an interest in a development project. Total initial contributions by the affiliate of Mr. Williams and such subsidiary were $47,093 and $19,942, respectively in 1994. In 2000, the affiliate of Mr. Williams and such subsidiary made no contributions and received distributions of $136,322 and $17,044, respectively. Through December 31, 2000, the affiliate of Mr. Williams and such subsidiary had made total contributions of $669,960 and $75,192 respectively. Through
December 31, 2000, the affiliate of Mr. Williams and such subsidiary had received total distributions of $605,808 and $114,118, respectively.

CROW HOLDINGS

    During 2000, the Company received 3.6% of its total revenue from a commercial real estate asset base principally owned by parties related to the partnerships, corporations and other entities or individuals doing business as Trammell Crow Company prior to 1991. Crow Family 1991 Limited Partnership (an affiliate of Crow Holdings and Mr. Harlan Crow) and Mr. Williams, a director of the Company, own significant interests in this commercial asset base.

STOCKHOLDERS' AGREEMENT

    The Company, Crow Holdings, CFH Trade Names, L.P. ("CFH") and Mr. Williams entered into a Stockholders' Agreement, pursuant to which the Company agreed, subject to certain limitations and under certain circumstances, to register for sale shares of Common Stock that are held by certain parties thereto (collectively, the "Registrable Securities"). Of the shares of Common Stock issued in connection with the Company's formation, 9,369,035 were Registrable Securities. The Stockholders' Agreement provides that Crow Holdings and
Mr. Williams may, from and after the first anniversary of the Initial Public Offering, require the Company upon written notice to register for sale such Registrable Securities (a "Demand Registration"), provided that the Company has no obligation to effect more than six underwritten Demand Registrations and shall only be obligated to effect the sixth underwritten Demand Registration if all remaining Registrable Securities of Crow Holdings are to be registered and the total amount of Registrable Securities to be included in any underwritten Demand Registration has a market value of at least $25 million. The Company has no obligation to (i) effect an underwritten Demand Registration within nine months (or file such registration statement within seven months) after the effective date of the immediately preceding Demand Registration or (ii) effect a shelf Demand Registration within 12 months (or file such registration statement within ten months) after such effective date. In addition, the Company is only required to register a number of shares of Common Stock for sale pursuant to a shelf Demand Registration that is less than or equal to five times the amount limitation prescribed by Rule 144 of the Securities Act. The holders of Registrable Securities may request an unlimited number of shelf Demand Registrations.

    The Stockholders' Agreement also provides that, subject to certain exceptions, in the event the Company proposes to file a registration statement with respect to an offering of any class of equity securities, other than certain types of registrations, the Company will offer the holders of Registrable

Securities the opportunity to register the number of Registrable Securities they request to include (a "Piggyback Registration"), provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten offering based on such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration exceeds the maximum amount that can be marketed at a price reasonably related to the current market price of the Common Stock or without materially and adversely affecting the offering. The Company will generally be required to pay all of the expenses of Demand Registrations and Piggyback Registrations, other than underwriting discounts and commissions; provided, however, that only 50% of the expenses of underwritten Demand Registrations will be borne by the Company after the first three such Demand Registrations and all road show expenses in connection with any Demand Registration will be borne by the holders of Registrable Securities.

    Under the terms of the Stockholders' Agreement, the Company granted Crow Holdings the right to nominate a member of the Board of Directors. Mr. Harlan Crow has been Crow Holdings' only nominee. Mr. Crow has informed the Company that he intends to resign from the Board of Directors effective as of the Annual Meeting. Crow Holdings has informed the Company that Mr. Crow's resignation will not be a waiver of its right to nominate a member of the Board of Directors. Certain executive officers of the Company have agreed to vote their shares of Common Stock in favor of the nominee of Crow Holdings. Crow Holdings' right to nominate a director will terminate on the first date Crow Holdings' beneficial ownership of Common Stock represents the lesser of (i) less than 12.5% of the then outstanding Common Stock or (ii) less than 50% of the shares of Common Stock owned on the date of execution of the agreement; provided, however, that in no event will the Company be obligated to nominate a Crow Holdings designee beyond the first date on which the beneficial ownership of shares of Common Stock held by Crow Holdings represents less than 5% of all then outstanding shares of such class. For purposes of the Stockholders' Agreement, Crow Holdings' beneficial ownership of Common Stock is defined as both shares of Common Stock owned by Crow Holdings and those owned by CFH. In connection with any private sale of Common Stock by Crow Holdings, other than to an affiliate, Crow Holdings will agree to give the Company fifteen (15) days notice prior to effecting such sale.

    Each of Crow Holdings and the Company has agreed, prior to the fifth anniversary of the date of the Stockholders' Agreement, not to solicit the other's officer-level employees concerning potential employment without prior notice to the other party. In addition, each of Crow Holdings and the Company has agreed not to hire any employee that was improperly solicited until the earlier of (i) the involuntary termination of such officer-level employee by his/her employer and (ii) the first anniversary of the last incident of solicitation of such employee in violation of the agreement.

THE KINETIC GROUP

    On January 1, 1997, the Company invested in The Kinetic Group Limited Partnership (the "Kinetic Group"), a Texas limited partnership in which senior executives of Wyndham International, Inc. and affiliates of Crow Holdings (collectively, the "Kinetic Investors") own a substantial interest. The Kinetic Group operates as an independent third-party contractor to provide certain management information services, telecommunications, and computer hardware and software management and maintenance services. The Kinetic Investors and the Company share equally in all profit distributions of the Kinetic Group. Each of the Company and a subsidiary of Wyndham International, Inc. entered into a management information system agreement with the Kinetic Group to provide these services. The agreement terminated on December 31, 2000. The Company paid service fees to the Kinetic Group of approximately $360,000 for the year ended December 31, 2000.

    In August 2000, Wyndham International, Inc. purchased the majority of the assets owned by the Kinetic Group for $722,384 in cash. In connection therewith, the Kinetic Group made a cash distribution to each of its partners of the proceeds from the sale and the working capital of the partnership. The Company and the affiliates of Crow Holdings received distributions of $948,747 and $1,214,658, respectively.

FAISON TRANSACTIONS

    In July, 1998, the Company acquired a portion of the businesses of Faison & Associates ("Faison") and Faison Enterprises, which are engaged in the development, leasing and management of office and retail properties located primarily in the Midatlantic and Southeast regions of the United States (the "Faison Acquisition"). In exchange for the acquired businesses, the Company paid $36.1 million in cash and delivered a $2.0 million promissory note that bears interest at an annual rate of 6.0%. The note matured and was paid in full on April 30, 2000. In connection with the Faison Acquisition, Mr. Henry Faison and Faison Enterprises purchased an aggregate of 127,828 shares of Common Stock for $4.0 million (at a price of $31.29 per share). At the closing, Mr. Faison was elected to serve as a Class III director on the Company's Board of Directors.

    In connection with the Faison Acquisition, the Company entered into employment agreements with four key employees, including Mr. Faison, and in connection with such employment agreements the Company paid an aggregate of $1.0 million in exchange for certain covenants not to compete. The Company granted to employees of the acquired businesses who were retained after the closing options to purchase an aggregate of 36,504 shares of Common Stock at an exercise price of $32.875 per share and options to purchase an aggregate of 34,920 shares of Common Stock at an exercise price of $31.50 per share (the fair market value of the Common Stock on the respective dates of grant). In addition, in August 1998, the Company authorized the grant of an aggregate of 63,490 restricted shares of its Common Stock to certain employees of the acquired businesses who were retained after the closing. An aggregate of 60,315 shares were issued on October 7, 1998 to grantees employed by the Company at that date and vested on July 2, 2000 if the grantee had been continuously employed by the Company from the date of closing. The remaining 3,175 restricted shares were forfeited prior to issuance, and an additional 12,697 restricted shares were forfeited after the date of grant due to the grantees terminating their employment with the Company.

    In connection with the Faison Acquisition, the Company, Faison Enterprises and an affiliate of Faison Enterprises entered into a Merchant Build/Right of First Refusal Agreement (as amended, the "Merchant Build Agreement") pursuant to which Faison Enterprises has acquired a right of first refusal to invest in, and provide the financing for, certain new retail real estate projects that are initiated by the Company out of certain offices formerly operated by Faison Enterprises or with the assistance of certain former Faison employees prior to July 1, 2003. If Faison Enterprises elects to exercise its right of first refusal with respect to such a retail project, the Company is obligated to transfer its rights with respect to such project to Faison Enterprises. In 2000, Faison Enterprises exercised its right of first refusal with respect to, and the Company transferred to Faison Enterprises its rights with respect to, four real estate projects having an aggregate estimated cost of $84,611,762. Faison Enterprises is obligated to use reasonable commercial efforts to develop, and arrange for the financing of the development of, such retail projects. Subject to the right of Faison Enterprises to withhold amounts to provide for the payment of operating deficits incurred on other retail projects, the Company will be entitled to receive 41% of the distributions that Faison Enterprises or its affiliates receive from each retail project developed pursuant to the Merchant Build Agreement after Faison Enterprises has recovered the initial capital it invests in the project and received a specified rate of return on such investment. Each of the Company and Faison Enterprises has also granted the other a right to co-invest and acquire a 25% interest in retail projects developed by them. Certain matters that are to be determined under the Merchant Build Agreement, such as whether a particular expense is to be considered capital that would be the responsibility of Faison Enterprises or an operating expense shared by the Company and the amounts that are to be withheld from distributions, may involve an inherent conflict between the interests of the Company and the interests of Faison Enterprises.

    The Company and Faison Enterprises have also entered into a Real Estate Services Agreement, which contemplates that the retail projects developed pursuant to the Merchant Build Agreement, as well as certain other properties controlled by Faison Enterprises, will be managed by the Company. In exchange for such management services, the Company will be entitled to receive a fee that was determined as the result of arms length negotiations. The term of the Real Estate Services Agreement is five years, but the agreement may be terminated earlier upon the occurrence of certain events of default.

    During 2000, the Company received 3.2% of its total revenues from the development and/or management of properties owned or controlled by Mr. Faison or Faison Enterprises, including but not limited to all revenues received pursuant to the Merchant Build Agreement and the Real Estate Services Agreement.

    On January 15, 1999, the Company acquired Faison (Chile) S.A. ("Faison Chile") from Faison Enterprises. Faison Chile is a commercial real estate services firm operating in Santiago, Chile. In exchange for all of the business of Faison Chile, the Company paid Faison Enterprises $2.0 million in cash and agreed to deliver Faison Enterprises up to $2.0 million in additional contingent payments. These contingent payments are to be paid from 75% of the acquired business's 2000 and 2001 EBITDA in excess of certain specified thresholds. No such payments were made with respect to the acquired business's performance in 2000.

    In October 1999, Trammell Crow Arrowpoint, Inc. ("Trammell Crow Arrowpoint"), a subsidiary of the Company, entered into a build-to-suit project in Charlotte, North Carolina with respect to approximately 19 acres of real property owned by Arrowpoint Associates Limited Partnership ("Arrowpoint Associates"), an entity of which Mr. Faison is the general partner. In connection with the project, Trammell Crow Arrowpoint entered into a series of ground lease agreements with Arrowpoint Associates. In December 1999, Trammell Crow Arrowpoint assigned its rights and obligations under such agreements to TC Arrowpoint LP ("TC Arrowpoint"), an entity in which the Company owns a 10% interest. The ground lease agreements have an initial term running through 2040, and TC Arrowpoint has four consecutive options to extend the agreements for 15 years each. The stated lease payments under the agreements were $12,500 per acre in 2000, increasing by 3% per year thereafter.

RELATIONSHIP WITH BANK OF AMERICA, N.A.

    On December 1, 1997, the Company obtained a $150 million line of credit arranged by Bank of America, N.A. ("Bank of America") as administrative agent (the "Old Bank of America Facility"). On December 1, 2000, the Old Bank of America Facility was repaid and the Company obtained another $150 million line of credit arranged by Bank of America as administrative agent (as amended, the "New Bank of America Facility"). The Company has borrowed and expects to borrow under the New Bank of America Facility to finance acquisitions and strategic investments, to fund its co-investment activities and to provide the Company with an additional source of working capital. James R. Erwin served as Vice Chairman--Texas and Senior Client Executive--Southwest of Bank of America until June 2000. During 2000 the Company paid Bank of America interest and fees relating to the Old Bank of America Facility totaling approximately $5,317,494 and interest and fees relating to the New Bank of America Facility totaling approximately $2,015,412.

    Bank of America is also a customer in the ordinary course of the Company's corporate services business. Bank of America was the Company's seventh largest corporate services customer (in terms of revenue generated) during the fiscal year ended December 31, 2000. The Company recorded revenues of approximately $16,647,178 in 2000 from services provided to Bank of America, representing approximately 2.1% of the Company's total revenues in 2000.

    The portion of the Company's development and investment business that includes the acquisition and development of real estate is financed by various sources other than the New Bank of America Facility, including project finance provided by commercial banks. In 2000, TC Arrowpoint paid to Bank of America approximately $1,939,286 in interest and fees with respect to such project financing.

                               PERFORMANCE GRAPH

    The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Note that historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions:

    1. $100 was invested in the Company's Common Stock, the NYSE Market Index and the Company's Peer Group (as defined below) on November 25, 1997 (the date the Company's Common Stock was first traded on the New York Stock Exchange).

    2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of the comparison period.

    3.  Dividends are reinvested on the ex-dividend dates.

    The companies that comprise the Company's Peer Group for purposes of stockholder return comparisons are as follows: CB Richard Ellis Services, Inc., Grubb & Ellis Company, Jones Lang LaSalle Incorporated and Insignia Financial Group, Inc. (formerly known as Insignia/ESG Holdings, Inc.). The same companies comprised the Company's Peer Group in the Company's 2000 Proxy Statement for purposes of stockholder return comparisons.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              11/25/97  12/31/97  12/31/98  12/31/99  12/29/00
Trammell Crow                      100    118.39    128.74     53.45     62.07
Customer Selected Stock List       100    100.16     67.39     38.34     47.54
NYSE Market Index                  100    102.52       122    133.59    136.77

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership as of March 31, 2001, of the Company's Common Stock by
(i) each person known to the Company to be the beneficial owner of 5% or more of the shares of Common Stock outstanding; (ii) each director and nominee for election as a director; (iii) each Named Executive Officer; and (iv) directors and executive officers of the Company as a group. Unless otherwise indicated, to the Company's knowledge, each person has sole voting (subject to the terms of the Stockholders' Agreement) and dispositive power over the shares indicated as owned by such person. Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company.

                                                                NUMBER OF     PERCENTAGE OF SHARES
NAME                                                          SHARES OWNED    BENEFICIALLY OWNED(1)
----                                                          -------------   ---------------------
Crow Family Partnership, L.P. ..............................    4,236,829(2)          11.9%
  2100 McKinney Avenue,
  Suite 700
  Dallas, Texas 75201
CFH Trade Names, L.P........................................      703,537(2)           2.0%
CFH Capital Resources, L.P..................................    1,327,489(2)           3.7%
T. Rowe Price Associates, Inc. .............................    1,923,200(3)           5.4%
  100 E. Pratt Street
  Baltimore, Maryland 21202
J. McDonald Williams........................................    1,627,096(4)           4.6%
George L. Lippe.............................................      804,667(5)           2.3%
H. Pryor Blackwell..........................................      591,972(6)           1.7%
William F. Concannon........................................      403,349(7)           1.1%
Robert E. Sulentic..........................................      319,069(8)             *
Derek R. McClain............................................       56,297(9)             *
James R. Groch..............................................      180,437(10)            *
Harlan R. Crow .............................................    6,281,089(11)(12)         17.6%
  2100 McKinney Avenue,
  Suite 700
  Dallas, Texas 75201
James R. Erwin..............................................       22,234(13)            *
Henry J. Faison.............................................      127,828(14)            *
Rowland T. Moriarty.........................................       33,134(15)            *
Jeffrey M. Heller...........................................       13,234(16)            *
Curtis Feeny................................................          250(17)            *
Directors, director nominees and executive officers as a       11,154,283(18)         30.6%
  group (16 persons)........................................

------------------------------

*   Less than one percent.

(1) Based on 35,618,343 shares of Common Stock outstanding on March 31, 2001.

(2) Based on information set forth in Amendment No. 3 to Schedule 13D, dated January 2, 2001 (the "Crow Holdings Schedule 13D"), filed with the Securities and Exchange Commission by Crow Family Partnership, L.P. ("Crow Holdings"), CFH Capital Resources, L.P. ("Capital Resources"), CFHS, L.L.C., CFH Trade Names, L.P. ("CFH"), GP 98, LLC, Mill Spring Holdings, Inc., Crow Family, Inc. and Harlan R. Crow. The Crow Holdings Schedule 13D reflects that (i) Crow Holdings has shared voting and dispositive power with respect to 4,236,829 shares of Common Stock, (ii) CFH has shared voting and dispositive power with respect to 703,537 shares of Common Stock and
    (iii) Capital Resources has shared voting and dispositive power with respect to 1,327,489 shares of Common Stock. Mr. Crow disclaims beneficial ownership of all such shares held by such partnerships.

(3) Based on information set forth in the Schedule 13G, dated February 14, 2001 (the "Price Associates Schedule 13G"), filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. ("Price Associates"). The Price Associates Schedule 13G reflects that Price Associates has sole voting power with respect to 330,500 shares of Common Stock and sole dispositive power with respect to 1,923,200 shares of Common Stock. Price Associates has informed the Company that the securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has informed the Company that, for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates has informed the Company that it expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) Includes 52,666 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days and 3,489 shares held indirectly through the Company's 401(k) Plan.

(5) Includes 2,252 shares held in trust for the benefit of Mr. Lippe's minor children. Mr. Lippe is the trustee of the trust. Also includes 118,186 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

(6) Includes 101,962 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

(7) Includes 134,723 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

(8) Includes 23,000 shares owned by Mr. Sulentic's wife and 108,964 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

(9) Includes 1,998 shares held indirectly through the Company's 401(k) Plan and 33,994 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next
    60 days.

(10) Includes 14,313 shares held in trust for the benefit of Mr. Groch's family members. Mr. Groch is the trustee of the trust. Also includes 50,921 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

(11) Includes 13,234 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

(12) Based on information set forth in the Crow Holdings Schedule 13D. Consists of all shares held by Crow Holdings, all shares held by CFH Trade Names, L.P., and all shares held by CFH Capital Resources, L.P. Crow Family, Inc. is an affiliate of all such partnerships. Mr. Crow is a director of Crow Family, Inc. and trustee of certain family trusts which hold a significant equity interest in each such partnership. Mr. Crow disclaims beneficial ownership of all such shares held by such partnerships.

(13) Includes 13,234 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

(14) Includes 63,914 shares held of record by Faison Enterprises, a non-profit corporation of which Mr. Faison is the sole member. Although Mr. Faison currently has the right to designate all of the members of the board of directors of Faison Enterprises, he has no pecuniary interest in such shares of Common Stock. Mr. Faison disclaims beneficial ownership of all shares of Common Stock held by Faison Enterprises.

(15) Includes 2,000 shares held indirectly through a non-issuer profit sharing plan, 3,000 shares held indirectly through a non-issuer money purchase plan and 13,234 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next
    60 days.

(16) Consists solely of 13,234 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

(17) Consists solely of 250 shares held in trust for the benefit of Mr. Feeny and his wife.

(18) Includes 788,102 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within the next 60 days.

                        SECTION 16 BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2000, except as follows. James R. Groch and Derek R. McClain each filed a late Form 3 in August 2000. William Rothacker failed to timely report a transaction that occurred in April 2000. The transaction was subsequently reported on a Form 4 in June 2000. Each of H. Pryor Blackwell, William F. Concannon, William P. Leiser, George L. Lippe, William Rothacker and Robert E. Sulentic failed to timely report an option grant that occurred in May 1999. Each of the transactions were subsequently reported on a Form 5 for 2000.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

    Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company's management will have discretionary authority to vote on any matter of which the Company does not receive notice by March 14, 2002, with respect to proxies submitted to the 2002 Annual Meeting of the Company's Stockholders. To be included in the Board of Directors' solicitation of proxies relating to the 2002 Annual Meeting of the Company's Stockholders, a stockholder proposal must be received by the Secretary of the Company at 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, no later than December 28, 2001. Pursuant to the Company's Certificate of Incorporation, in order to nominate persons for election to the Board of Directors at the 2002 Annual Meeting of the Company's Stockholders, a stockholder must deliver notice, in the form specified in the Company's Certificate of Incorporation, to the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the scheduled date of the 2002 Annual Meeting of the Company's Stockholders, which has not yet been determined.

ANNUAL REPORT

    The Company's Annual Report to stockholders for the fiscal year ended December 31, 2000, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

                                          By Order of the Board of Directors,

                                          /s/ J. Christopher Kirk

                                          J. Christopher Kirk
                                          SECRETARY

                                                                      APPENDIX A

            SUMMARY DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

    On December 22, 1997, the Company's Board of Directors adopted and approved The Trammell Crow Company Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan received stockholder approval at the Company's 1998 Annual Meeting of Stockholders. Set forth below is a general discussion of the terms of the Stock Purchase Plan.

    GENERAL. A total of 1,000,000 shares of Common Stock are reserved for issuance and may be subject to outstanding awards under the Stock Purchase Plan. If the amendment proposed by the Board of Directors at the Annual Meeting is adopted, the total number of shares that may be subject to outstanding awards under the Stock Purchase Plan will increase to 2,000,000. The primary purpose of the Stock Purchase Plan is to encourage employees to become and remain stockholders of the Company and to provide employees an opportunity to do so through payroll deductions. The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986 (as amended, the "Code").

    ADMINISTRATION. The Stock Purchase Plan is administered by a committee (the "Benefits Committee") appointed by the Company's Board of Directors. All questions of interpretation of the Stock Purchase Plan will be determined by the Benefits Committee, whose decisions will be final and binding upon all participants.

    ELIGIBILITY. All employees of the Company (or any of its parent or subsidiary corporations within the meaning of sections 424(e) and (f) of the
Code) who are customarily employed at least 20 hours per week and at least
5 months per year shall be eligible to participate in the Stock Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code. At
March 31, 2001, approximately 6,898 employees of the Company and its subsidiaries were eligible to participate in the Stock Purchase Plan.

    OFFERING DATES. Under the Stock Purchase Plan, the Company offers to all eligible employees the option to purchase shares of Common Stock. The term of each option granted is for a period of six months, ending on June 30 or December 31, as the case may be (each such six month period is herein referred to as an "option period"). The first day of each option period shall be the date of grant for the applicable option period and the last date of each option period shall be the date of exercise for the applicable option period.

    PURCHASE PRICE. The purchase price per share at which shares of Common Stock will be sold under the Stock Purchase Plan will be an amount equal to the lower of 85% of the market value of Common Stock on the date of exercise or the date of grant. The market value of a share of Common Stock on a given date will be the closing sales price of the Common Stock on the New York Stock Exchange on such date.

    The purchase price of the shares of Common Stock to be purchased under the Stock Purchase Plan will be accumulated by payroll deductions during each option period. The deductions may not exceed: (i) 10% of the participant's eligible compensation during the option period (which is defined in the Stock Purchase Plan to include all wages, salary, commissions, overtime and bonuses) from which the deduction is made; or (ii) an amount which will result in noncompliance with the limitations described below under "Purchase of Stock; Exercise of Options." Such payroll deductions will be credited to a book entry account for each participant. An employee may discontinue participation in the Stock Purchase Plan, but may not otherwise increase or decrease the rate of payroll deductions at any time during the option period.

    PURCHASE OF STOCK; EXERCISE OF OPTIONS. The maximum number of shares placed under option to a participant in the Stock Purchase Plan in any option period will be the lesser of 2,500 shares or that number determined by dividing the amount of the participant's total payroll deductions during the option period (and any carryover amounts from the preceding option period) by the purchase price per share under the Stock Purchase Plan. Unless a participant withdraws from the Stock Purchase Plan, the participant's option for the purchase of shares will be exercised automatically at the end of each option period for the maximum number of whole shares at the applicable price. As soon as practicable following the end of each option period, the Company will cause a certificate to be issued representing the total number of whole shares of Common Stock acquired by the participant through the exercise of the option. Unless requested otherwise by the participant or upon termination of the participant's employment, such certificate shall be held by the Company. Any balance remaining in a participant's account following the exercise of the participant's option in an option period will be carried over to the next option period if such balance was insufficient to purchase a whole share of Common Stock. If such balance exceeds the amount required to purchase a whole share of Common Stock, the balance will be returned to the participant.

    Notwithstanding the foregoing, no eligible employee will be permitted to subscribe for shares of Common Stock under the Stock Purchase Plan if, immediately after the grant of the option, the employee would own five percent or more of the voting power or value of all classes of stock of the Company or its subsidiaries, nor will any eligible employee be granted an option which would permit the employee to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) pursuant to the Stock Purchase Plan in any calendar year.

    HOLDING PERIOD. If the amendment proposed by the Board of Directors at the Annual Meeting is adopted, a holding period would be instituted with respect to shares purchased pursuant to the Stock Purchase Plan. During the holding period, which would be six months following each date of exercise, a participant would not be able to dispose of any shares purchased pursuant to the Stock Purchase Plan in any manner, including by means of assignment or hypothecation.

    WITHDRAWAL. Any participant may withdraw in whole from the Stock Purchase Plan at any time prior to thirty days before the exercise date relating to a particular option period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Stock Purchase Plan must timely deliver to the Company a notice of withdrawal on a form prepared by the Benefits Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Stock Purchase Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Stock Purchase Plan shall terminate.

    CAPITAL CHANGES. Whenever any change is made in the Common Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares, or other similar change, appropriate action will be taken by the Benefits Committee to adjust accordingly the number of shares subject to the Stock Purchase Plan, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Stock Purchase Plan.

    NONASSIGNABILITY. Each option will be assignable or transferable only by will or by the laws of descent and distribution and will be exercisable during the optionee's lifetime only by the optionee. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Stock Purchase Plan.

    AMENDMENT AND TERMINATION OF THE STOCK PURCHASE PLAN. The Board of Directors, in its discretion, may terminate the Stock Purchase Plan at any time with respect to any shares for which options have not theretofore been granted. The Benefits Committee shall have the right to alter or amend the Stock Purchase Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided, further, that the Benefits Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Stock Purchase Plan (other than as a result of the anti-dilution provisions of the Stock Purchase Plan), change the class of individuals eligible to receive options under the Stock Purchase Plan, or cause options issued under the Stock Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code without the approval of the stockholders of the Company.

    AWARDS. As of March 31, 2001, 1,185 eligible employees of the Company and its subsidiaries had elected to participate in the Stock Purchase Plan. As of March 31, 2001, such participants had purchased an aggregate of 805,809 shares of Common Stock under the Stock Purchase Plan at a weighted average purchase price of $13.95 per share.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is for general information only and is intended to summarize briefly the federal income tax consequences arising from participation in the Stock Purchase Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Stock Purchase Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences or the effect, if any, of gift, estate or inheritance taxes.

    The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of the shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of the option grant, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) the excess of the fair market value of the shares at the date of the option grant over the purchase price will be treated as ordinary income, and any further gain or loss will be treated as long-term capital gain or loss. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from the date of grant.

    The foregoing brief summary of the effect of federal income taxation upon the participants and the Company with respect to the purchase of shares under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss tax consequences of a participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

                       STOCK PURCHASE PLAN BENEFIT TABLE

    The shares of Common Stock, if any, that will be purchased by eligible employees under the Stock Purchase Plan for the Company's 2001 fiscal year are dependent upon the election of such employees to participate in the Stock Purchase Plan and, therefore, cannot be determined with certainty at this time. The following table sets forth, for the Named Executive Officers and certain groups, all shares of Common Stock purchased by them pursuant to the Stock Purchase Plan during 2000.

                                                            NUMBER OF SECURITIES
NAME AND PRINCIPAL POSITION                                  UNDERLYING AWARDS
---------------------------                                 --------------------
George L. Lippe
  President and Chief
  Executive Officer(1)....................................          2,218(2)

Robert E. Sulentic
  President and Chief
  Executive Officer(3)....................................             --

William F. Concannon
  President of the Company's
  Global Services Group...................................             --

H. Pryor Blackwell
  President of the Company's
  Development and Investment Group........................             --

Derek R. McClain
  Chief Financial Officer.................................          1,068(4)

James R. Groch
  President, E-Commerce and
  Corporate Development...................................             --

Executive Officer Group (8 persons).......................          5,031(5)

Non-Executive Officer Director Group (7 persons)..........             --

Non-Executive Officer Employee Group
  (approximately 7,300 persons)...........................        336,492(6)

------------------------

(1) Mr. Lippe served as the Company's President and Chief Executive Officer from January 1996 until his resignation in October 2000.

(2) Mr. Lippe has purchased a total of 4,188 shares of Common Stock pursuant to the Stock Purchase Plan since its inception.

(3) Mr. Sulentic was appointed the Company's President and Chief Executive Officer upon Mr. Lippe's resignation in October 2000.

(4) Mr. McClain has purchased a total of 1,957 shares of Common Stock pursuant to the Stock Purchase Plan since its inception.

(5) The Executive Officer Group has purchased a total of 9,587 shares of Common Stock pursuant to the Stock Purchase Plan.

(6) The Non-Executive Officer Employee Group has purchased a total of 796,222 shares of Common Stock pursuant to the Stock Purchase Plan.

                                                                      APPENDIX B

                             TRAMMELL CROW COMPANY
                            AUDIT COMMITTEE CHARTER

    The Audit Committee is appointed by the Board on the recommendation of the Governance Committee to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

    The Audit Committee shall consist of at least three members of the Board who meet the qualifications and requirements for independence and experience established by the New York Stock Exchange.

    The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

    The Audit Committee shall make regular reports to the Board.

    The Audit Committee shall:

    1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

    2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

    3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

    4. Through its Chairman, review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

    5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

    6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

    7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

    8.  Approve the fees to be paid to the independent auditor.

    9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

    10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

    11. Review from time to time with management and/or the internal auditors (whether they are Company employees or independent contractors) the internal audit function and the appointment and replacement of the internal auditors.

    12. Review the significant reports to management prepared by the internal auditors and management's responses.

    13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

    14. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

    15. Obtain reports from management, the internal auditors and the independent auditor that the Company's subsidiaries are in conformity with applicable legal requirements.

    16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

       (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       (b) Any changes required in the planned scope of the internal audit.

       (c) The internal auditors' responsibilities, budget and staffing.

    18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

    20. Review with the Company's outside legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

    21. Meet at least annually with the chief financial officer, the internal auditors and the independent auditor in separate executive sessions.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

                                                                      APPENDIX C

                            TRAMMELL CROW COMPANY

                         EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSE. The purpose of the TRAMMELL CROW COMPANY Employee Stock Purchase Plan (the "Plan") is to provide eligible employees with an incentive to advance the interests of TRAMMELL CROW COMPANY (the "Company") by affording an opportunity to purchase stock of the Company at a favorable price.

2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Benefits Committee of the Company (the "Committee") as appointed by the Board of Directors of the Company (the "Board"). Subject to the provisions of the Plan, the Committee shall interpret and construe the Plan and all options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan, including the determination of eligibility to participate in the Plan and the amount of a participant's option under the Plan, and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion exercised in good faith, make such decisions or determinations and take such actions as it deems appropriate, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee may approve the use of a voice response system through which Eligible Employees and the Committee may act under the Plan, as an alternative to written forms, notices and elections.

3. PARTICIPATING COMPANIES. Each present and future parent or subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code")) that is eligible by law to participate in the Plan shall be a "Participating Company" during the period that such corporation is such a parent or subsidiary corporation; provided, however, that the Committee may at any time and from time to time, in its sole discretion, terminate a Participating Company's Plan participation. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder.

4. ELIGIBILITY. All employees of the Company and the Participating Companies who have been continually employed by the Company or any Participating Company (including any predecessor entity) for at least ninety (90) days (including any authorized leave of absence meeting the requirements of Treasury Regulation
Section 1.421-7(h)(2)) as of the applicable date of grant (defined below) and who are customarily employed at least 20 hours per week and at least 5 months per year shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) ("Eligible Employee"). For the initial offering period commencing March 1, 1998, an employee need not have been employed for ninety
(90) days to be eligible to participate, provided the employee meets the other eligibility requirements and was employed by January 31, 1998.

5. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed one million (1,000,000) shares of the authorized $.01 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

6. GRANT OF OPTIONS. (a) GENERAL STATEMENT; "DATE OF GRANT"; "OPTION PERIOD"; "DATE OF EXERCISE". Upon the effective date of the Plan and continuing while the Plan remains in force, the Company shall offer options under the Plan to all Eligible Employees to purchase shares of Stock. Except as otherwise determined by the Committee, these options shall be granted on the first day of the first payroll period beginning on or after March 1, 1998 and July 1, 1998, and, thereafter, on the first day of the first payroll period beginning on or after the first day of January and July of each subsequent year (each of which dates is herein referred to as a "date of grant"). The term of each option granted on the first day of the first payroll period beginning on or after March 1, 1998 shall be for a period of approximately four (4) months, ending on the last day of the last payroll period ending on or immediately after June 30, 1998 and the term of each option granted thereafter shall be for a period of approximately six (6) months, ending on the last day of the last payroll period ending on or immediately after June 30 or December 31, as the case may be (each such four (4)-month and six (6)-month period is herein referred to as an "option period"), which shall begin on a date of grant. The last day of each option period is herein referred to as a "date of exercise." The number of shares subject to each option shall be the quotient of the sum of the payroll deductions withheld on behalf of each participant in accordance with subparagraph 6(b) and the payments made by such participant pursuant to subparagraph 6(f) during the option period and any amount carried forward from the preceding option period pursuant to subparagraph 7(a), divided by the "option price" (defined in subparagraph 7(b)) of the Stock, excluding all fractions; provided, however, that the maximum number of shares that may be subject to any option may not exceed seven hundred (700) (subject to adjustment as provided in paragraph 12).

     (b) ELECTION TO PARTICIPATE; DEDUCTION AUTHORIZATION. Except as provided in subparagraph 6(f), an Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 6(g), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization on a form prepared by the Committee whereby he gives notice of his election to participate in the Plan as of the next following date of grant, and whereby he designates an integral percentage or specific amount (as determined by the Committee) of his "eligible compensation" (as defined in subparagraph 6(d)) to be deducted from his compensation for each pay period and credited to a book entry account established in his name. The designated percentage or specific amount may not result in a deduction during any payroll period of an amount less than $20.00. The designated percentage or specific amount may not exceed either of the following: (i) 10% of the amount of eligible compensation from which the deduction is made; or (ii) an amount which will result in noncompliance with the limitations stated in subparagraphs 6(a) or 6(e).

     (c) CHANGES IN PAYROLL AUTHORIZATION. Except as provided in subparagraph 8(a), the payroll deduction authorization referred to in subparagraph 6(b) may not be changed during the option period.

     (d) "ELIGIBLE COMPENSATION" DEFINED. The term "eligible compensation" means the gross (before taxes are withheld) total of all wages, salaries, commissions, overtime and bonuses received during the option period, except that such term shall include elective contributions made on an employee's behalf by the Company or a Participating Company that are not includable in income under Section 125 or Section 402(e)(3) of the Code. Notwithstanding the foregoing, "eligible compensation" shall not include (i) employer contributions to or payments from any deferred compensation program, whether such program is qualified under Section 401(a) of the Code (other than amounts considered as employer contributions under Section 402(e)(3) of the Code) or nonqualified,
(ii) amounts realized from the receipt or exercise of a stock option that is not an incentive stock option within the meaning of Section 422 of the Code,
(iii) amounts realized at the time property described in Section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture, (iv) amounts realized as a result of an election described in
Section 83(b) of the Code, and (v) any amount realized as a result of a disqualifying disposition within the meaning of Section 421(b) of the Code.

     (e) $25,000 LIMITATION. No Eligible Employee shall be granted an option under the Plan to the extent such grant would permit his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of Fair Market Value of Stock (determined at the time the option is granted) for each calendar year in which any such option granted to such employee is outstanding at any time (within the meaning of Section 423(b)(8) of the Code).

     (f) LEAVES OF ABSENCE. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant's elected payroll deductions shall continue. If a participant takes an unpaid leave of absence, then such participant may not make additional contributions under the Plan while on unpaid leave of absence, and the participant's payroll deductions for the applicable option period shall remain subject to the Plan and used to exercise options on the next following date of exercise.

     (g) CONTINUING ELECTION. A participant (i) who has elected to participate in the Plan pursuant to subparagraph 6(b) as of a date of grant and
(ii) who takes no action to change or revoke such election as of the next following date of grant and/or as of any subsequent date of grant prior to any such respective date of grant, shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant as was in effect for the date of grant for which he made such election to participate. A participant who wants to discontinue participation in the Plan for a subsequent option period shall deliver to the Company a notice of withdrawal, on a form prepared by the Committee, at least thirty (30) days prior to the beginning of the option period.

     7. EXERCISE OF OPTIONS. (a) GENERAL STATEMENT. Each Eligible Employee who is a participant in the Plan, automatically and without any act on his part, shall be deemed to have exercised his option on each date of exercise to the extent that the cash balance then in his account under the Plan is sufficient to purchase at the "option price" (as defined in subparagraph 7(b)) whole shares of Stock. Any balance remaining in his account after payment of the purchase price of those whole shares shall be carried forward and used towards the purchase of whole shares in the next following option period.

     (b) "OPTION PRICE" DEFINED. The option price per share of Stock to be paid by each optionee on each exercise of his option shall be an amount equal to the lesser of 85% of the Fair Market Value of the Stock on the date of exercise or on the date of grant. For all purposes under the Plan, the "fair market value" of a share of Stock means, for a particular day:

         (i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on that business day or, if no such sale takes place on that business day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange or, if no such closing prices are available for that day, the last reported sale price, regular way, on the composite tape of that exchange on the last business day before the date in question; or

         (ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. ("NASDAQ") National Market System at the date of determining the Fair Market Value, then the last reported sales price so reported on that business day or, if no such sale takes place on that business day, the average of the high bid and low asked prices so reported or, if no such prices are available for that day, the last reported sale price so reported on the last business day before the date in question; or

         (iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in subparagraph (ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on that business day or, if no such prices are available for that day, the average of the high bid and low asked prices on the last business day before the date in question; or

         (iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in subparagraph (i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes; or

         (v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in subparagraph (i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in subparagraph (ii) or subparagraph (iii) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Committee, which determination shall be conclusive for all purposes notwithstanding the provisions of subparagraphs (i), (ii) or (iii).

     (c) DELIVERY OF SHARE CERTIFICATES. As soon as practicable after each date of exercise, the Company shall issue one or more certificates representing the total number of whole shares of Stock respecting exercised options in the aggregate of all of the Eligible Employees hereunder. Any such certificate shall be held by the Company (or its agent) and may be held in street name. If the Company issues a certificate representing the shares of more than one Eligible Employee, the Company shall keep accurate records of the beneficial interests of each Eligible Employee in each such certificate by means of a Company stock account. Each Eligible Employee shall be provided with such periodic statements as may be directed by the Committee reflecting all activity in any such Company stock account. In the event the Company is required to obtain from any commission or agency authority to issue any such certificate, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any participant in the Plan except to return to him the amount of the balance in his account. A participant may, on the form prescribed by the Committee, request the Company to deliver to such participant a certificate issued in his name representing all or a part of the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. Further, upon the termination of an participant's employment with the Company and its parent or subsidiary corporations for any reason whatsoever, the Company shall deliver to such employee a certificate issued in his name representing the aggregate whole number of shares of Stock then held by the Company on his behalf under the Plan. While shares of Stock are held by the Company (or its agent), such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the employee who has purchased such shares; provided, however, that such restriction shall not apply to the transfer of such shares of Stock pursuant to (i) a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall be held by the Company pursuant to the provisions hereof or (ii) a divorce. The Committee may cause the Stock certificates issued in connection with the exercise of options under the Plan to bear such legend or legends, and the Committee may take such other actions, as it deems appropriate in order to reflect the provisions of this subparagraph 7(c) and to assure compliance with applicable securities laws. Neither the Company nor the Committee shall have any liability with respect to a delay in the delivery of a Stock certificate pursuant to this subparagraph 7(c).

     8. WITHDRAWAL FROM THE PLAN. (a) GENERAL STATEMENT. Any participant may withdraw in whole from the Plan at any time prior to thirty (30) days before the exercise date relating to a particular option period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal on a form prepared by the Committee. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of the cash balance in his account under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate.

         (b) ELIGIBILITY FOLLOWING WITHDRAWAL. A participant who withdraws from the Plan shall not be eligible to participate in the Plan during the then current option period, but shall be eligible to participate again in the Plan in a subsequent option period (provided that he is otherwise eligible to participate in the Plan at such time and complies with the enrollment procedures).

         9. TERMINATION OF EMPLOYMENT. If the employment of a participant terminates for any reason whatsoever (including death), his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall refund to him the amount of the cash balance in his account under the Plan, and thereupon his interest in unexercised options under the Plan shall terminate.

         10. RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option, and any such attempt may be treated by the Company as an election to withdraw from the Plan.

         11. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUES. With respect to shares of Stock subject to an option, a participant shall not be deemed to be a stockholder, and he shall not have any of the rights or privileges of a stockholder. A participant shall have the rights and privileges of a stockholder upon, but not until, a certificate for shares has been issued following exercise of his option. With respect to a participant's Stock held by the Company (or its agent) pursuant to subparagraph 7(c), the Company shall, as soon as practicable, pay the participant any cash dividends attributable thereto and facilitate the participant's voting rights attributable thereto.

         12. CHANGES IN STOCK; ADJUSTMENTS. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combinations, reclassification of shares, or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and option price of shares subject to options outstanding under the Plan.

     Upon the occurrence of a Change in Control, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding or the Committee elects to continue the options then outstanding without change, the date of exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Change in Control.

     "Change in Control" means the occurrence of any of the following events:

         (i) The agreement to acquire or tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person"), of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company,
     (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph
     (iii) below; or

         (ii) Individuals who, as of the date of this Plan, constitute the Board cease for any reason to constitute at least a majority of the Incumbent Board, which shall be defined as the individuals who, as of the Effective Date, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

         (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination,
     (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     13. USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant or credited to his account under the Plan.

     14. TERM OF THE PLAN. The Plan shall be effective as of March 1, 1998, provided the Plan is approved by the stockholders of the Company within 12 months of the date of adoption by the Board. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such stockholder approval, and, if the stockholders of the Company do not approve the Plan within 12 months after its adoption by the Board, then the Plan shall automatically terminate.

     15. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. The Committee shall have the right to alter or amend the Plan or any part thereof from time to time without the approval of the stockholders of the Company; provided, that no change in any option theretofore granted may be made which would impair the rights of the participant without the consent of such participant; and provided, further, that the Committee may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan (other than as a result of the anti-dilution provisions of the Plan), change the class of individuals eligible to receive options under the Plan, or cause options issued under the Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code without the approval of the stockholders of the Company.

     16. SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the shares covered by such option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policy or policies, if any, concerning compliance with securities laws and regulations, as the same may be amended from time to time.

     17. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

EXECUTED this 1st day of March 1998.


                                              TRAMMELL CROW COMPANY


                                              By:    /s/ Asuka Nakahara
                                              Name:  Asuka Nakahara
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                                                      APPENDIX D

                           FIRST AMENDMENT TO THE
                           TRAMMELL CROW COMPANY
                        EMPLOYEE STOCK PURCHASE PLAN

     THIS FIRST AMENDMENT is effective as set forth below and is made by the Benefits Committee of Trammell Crow Company, a Delaware corporation (the "Company").


                            W I T N E S S E T H:

     WHEREAS, the Company has previously established the Trammell Crow Company Employee Stock Purchase Plan effective March 1, 1998 (the "Plan") for the benefit of eligible employees;

    WHEREAS, the Company has established a benefits committee (the "Benefits Committee") to administer certain plans maintained by the Company;

     WHEREAS, the Benefits Committee is responsible for the administration of the Plan;

     WHEREAS, pursuant to paragraph 15 of the Plan, the Benefits Committee has the right to make certain amendments to the Plan;

     WHEREAS, the Benefits Committee desires to amend the Plan such that certain employees, determined on a case-by-case basis, may be granted service credit for purposes of the Plan's eligibility waiting period; and

     WHEREAS, an amendment to the eligibility waiting period within the scope of the Benefits Committee's powers.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Paragraph 4 is hereby amended in its entirety effective January 1, 1999 to read as follows:


              4. ELIGIBILITY. All employees of the Company and the Participating Companies who have been continually employed by the Company or any Participating Company (including any predecessor entity) for at least ninety (90) days (including any authorized leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2)) as of the applicable date of grant (defined below) and who are customarily employed at least 20 hours per week and at least 5 months per year shall be eligible to participate in the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation (within the meaning of Sections 423(b)(3) and 424(d) of the Code) ("Eligible Employee"). Notwithstanding that set forth above, any newly hired employee or group of employees, if designated by the Committee, shall be awarded 90 days of continuous service credit and shall become an Eligible Employee at such time the other eligibility requirements of this paragraph 4 are satisfied for the applicable employee.

     NOW, THEREFORE, be it further provided that, except as stated above, the Plan shall continue to read in its current state.

     IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.


                                      TRAMMELL CROW COMPANY,
                                      a Delaware corporation


                                      By:    /s/ Derek R. McClain
                                         ---------------------------------

                                      Name:  Derek R. McClain

                                      Title: Executive Vice President and
                                      General Counsel


                                      Dated: June 23, 1999

                                                                      APPENDIX E

                            SECOND AMENDMENT TO THE
                             TRAMMELL CROW COMPANY
                         EMPLOYEE STOCK PURCHASE PLAN

    THIS SECOND AMENDMENT is effective as set forth below and is made by the Benefits Committee of Trammell Crow Company, a Delaware corporation (the "Company").


                              W I T N E S S E T H:

     WHEREAS, the Company has previously established the Trammell Crow Company Employee Stock Purchase Plan effective March 1, 1998 (the "Plan") for the benefit of eligible employees, as subsequently amended;

     WHEREAS, the Company has established a benefits committee (the "Benefits Committee") to administer certain plans maintained by the Company;

     WHEREAS, the Benefits Committee is responsible for the administration of the Plan;

     WHEREAS, pursuant to paragraph 15 of the Plan, the Benefits Committee has the right to make certain amendments to the Plan;

     WHEREAS, the Benefits Committee desires to amend the Plan such that employees who terminate employment within two weeks of the end of an offering period may exercise options under the Plan; and

     WHEREAS, such amendment is within the scope of the Benefits Committee's powers.

     NOW, THEREFORE, the Plan is hereby amended as follows, effective July 1, 1999:

     Paragraph 9 is hereby amended by adding the following at the end thereof:

         "Notwithstanding the preceding provisions of this paragraph 9, if a participant's employment terminates within the last two weeks of an option period, the participant's participation in the Plan shall not automatically terminate. Rather, such participant shall be deemed to have exercised his options at the end of the offering period pursuant to paragraph 7, unless the participant elects to withdraw in whole from the Plan, in which case the preceding sentence shall apply."

     NOW, THEREFORE, be it further provided that, except as stated above, the Plan shall continue to read in its current state.

     IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.



                                        TRAMMELL CROW COMPANY,
                                        a Delaware corporation


                                        By:     /s/ William P. Leiser
                                           ---------------------------------

                                        Name:   William P. Leiser
                                           ---------------------------------

                                        Title:  Executive Vice President
                                           ---------------------------------

                                        Dated:  December 27, 1999
                                           ---------------------------------

                                                              APPENDIX F

                          THIRD AMENDMENT TO THE
                           TRAMMELL CROW COMPANY
                       EMPLOYEE STOCK PURCHASE PLAN


    THIS THIRD AMENDMENT is effective as set forth below and is made by the Board of Directors (the "Board") of Trammell Crow Company, a Delaware corporation (the "Company"), subject to stockholder approval of the Authorized Share Amendment (as defined below).

                           W I T N E S S E T H:

    WHEREAS, the Company has previously established the Trammell Crow Company Employee Stock Purchase Plan effective March 1, 1998 (the "Plan") for the benefit of eligible employees, as subsequently amended;

    WHEREAS, pursuant to paragraph 15 of the Plan, the Board has the right to make certain amendments to the Plan;

    WHEREAS, the Board desires to amend the Plan to:

         1. increase by 1,000,000 the aggregate number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), which may be sold pursuant to options granted under the Plan (the "Authorized Share Amendment"); and

         2. institute a six month holding period during which shares of Common Stock purchased pursuant to the Plan may not be disposed of in any manner, including by means of assignment or hypothecation (the "Holding Period Amendment" and, together with the Authorized Share Amendment, the "Plan Amendment"); and

    WHEREAS, the Plan Amendment is within the scope of the Board's powers.

    NOW, THEREFORE, the Plan is hereby amended as follows, effective March 15, 2001:

    1. STOCK SUBJECT TO PLAN. Subject to stockholder approval, paragraph 5 is hereby amended and restated in its entirety to read as follows:

         "5. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 12 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed two million (2,000,000) shares of the authorized $.01 par value common stock of the Company ("Stock"), which shares may be unissued shares or reacquired shares or shares bought on the market for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan."

    2. HOLDING PERIOD. Paragraph 7(d) is hereby added to the Plan to read as follows:

         "(d) HOLDING PERIOD. Effective July 1, 2001, for a period of six months following each date of exercise, a participant may not dispose of, in any manner including assignment or hypothecation, shares of Stock acquired on such date of exercise, regardless of whether the participant is issued the applicable share certificates or whether the Company, or its agent, retains the share certificates. Upon the expiration of the six month period following the date of exercise, the participant may dispose of the Stock as long as such disposition complies with all applicable securities laws. At the sole discretion of the Company, share certificates may bear a legend describing the restriction set forth in this paragraph 7(d)."

    3. Effect of Amendment. Except as amended or supplemented herein, the Plan shall remain unchanged and continue in full force and effect.

    IN WITNESS WHEREOF, this Third Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.


                                                 TRAMMELL CROW COMPANY,
                                                 a Delaware corporation



                                                 By:
                                                    ----------------------------

                                                 Name:
                                                      --------------------------

                                                 Title:
                                                       -------------------------

                                                 Dated:
                                                       -------------------------

-----------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR                    Please mark
DIRECTOR AND FOR PROPOSALS 2 AND 3.                                                             your votes as     /X/
                                                                                                indicated in
                                                                                                 this example


                                                         FOR ALL    WITHHELD FROM
                                                         NOMINEES    ALL NOMINEES

1. ELECTION OF DIRECTORS: To elect each of (01)            / /           / /       2. To approve an amendment to the Company's
   Robert E. Sulentic, (02) Curtis Feeny and (03)                                     Employee Stock Purchase Plan that (a)
   Rowland T. Moriarty to serve as Class I directors                                  increases by 1,000,000 the number of
   for a three year term ending at the Annual Meeting                                 shares of Common Stock that may be issued
   of Stockholders in 2004 and until their successors                                 under the Company's Employee Stock Purchase
   are duly elected and qualified or until their                                      Plan and (b) institutes a six-month holding
   earlier death, resignation or removal from office.                                 period during which Common Stock purchased
                                                                                      pursuant to the Employee Stock Purchase
                                                                                      Plan may not be disposed of in any manner,
                                                                                      including by means of assignment or
                                                                                      hypothecation.


----------------------------------------------------                                           FOR        AGAINST      ABSTAIN
For the nominees except as noted above
                                                                                               / /          / /          / /

                                                                                   3. To ratify the selection of Ernst & Young
                                                                                      LLP as independent accountants for the
                                                                                      Company for the fiscal year ending
                                                                                      December 31, 2001.

                                                                                               FOR        AGAINST      ABSTAIN

                                                                                               / /          / /          / /

                                                                                           I PLAN TO ATTEND THE         / /
                                                                                                 MEETING

Signature                                          Signature                                          Date
         ------------------------------------------         ------------------------------------------    -----------------------

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.
-----------------------------------------------------------------------------------------------------------------------------------
                                                        FOLD AND DETACH HERE

                                                     Vote by Telephone or Mail
                                                   24 Hours a Day, 7 Days a Week

                     YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER
                                 AS IF YOU COMPLETED, SIGNED, DATED AND RETURNED YOUR PROXY CARD.

  ----------------------------------------                         -------------------------------------------
                Telephone                                                             Mail
             1-800-840-1208

    Use any touch-tone telephone to                                  Complete, sign and date your proxy card
    grant your proxy. Have your proxy                                                  and
    card in hand when you call. You                      OR           return it in the enclosed postage-paid
    will be prompted to enter your                                                  envelope.
    control number, located in the box
    below, and then follow the directions
    given.

  ----------------------------------------                         -------------------------------------------

                                        IF YOU GRANT YOUR PROXY BY TELEPHONE,
                                    YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


-----------------------------------------------------------------------------------------------------------------------------------

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                             TRAMMELL CROW COMPANY

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

     TRAMMELL CROW COMPANY FOR THE ANNUAL MEETING TO BE HELD MAY 25, 2001

       The undersigned hereby constitutes and appoints each of Robert E. Sulentic, J. Christopher Kirk and Derek R. McClain his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Trammell Crow Company held of record by the undersigned on the record date at the Annual Meeting of Stockholders of Trammell Crow Company to be held at the Dallas Museum of Art, 1717 Harwood Street, Dallas, Texas, on Friday, May 25, 2001, at 11:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

       You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations, which are FOR the election of the named nominees as directors and FOR Proposals 2 and 3. The Proxies cannot vote your shares unless you sign and return this card or grant your proxy by telephone in accordance with the instructions on the reverse side. Any Proxy may be revoked in writing at any time prior to the voting thereof.

       Any Proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.

                                                            -------------------
                                                                SEE REVERSE
               CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                            -------------------

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                            FOLD AND DETACH HERE




















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